--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                                     EXHIBIT 4.1



                           CHEROKEE INTERNATIONAL, LLC

                    AND CHEROKEE INTERNATIONAL FINANCE, INC.

                                   as Issuers

                                       and

                        FIRSTAR BANK OF MINNESOTA, N.A.,

                                   as Trustee

                                    INDENTURE

                           Dated as of April 30, 1999

                   10 1/2% Senior Subordinated Notes due 2009


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



                              CROSS-REFERENCE TABLE

  TIA                                                                                       INDENTURE
SECTION                                                                                      SECTION
-------                                                                                      -------

310      (a)(1)..................................................................................7.10
         (a)(2)..................................................................................7.10
         (a)(3)..................................................................................N.A.
         (a)(4)..................................................................................N.A.
         (a)(5)............................................................................7.08; 7.10
         (b)........................................................................7.08; 7.10; 13.02
         (c).....................................................................................N.A.
311      (a).....................................................................................7.11
         (b).....................................................................................7.11
         (c).....................................................................................N.A.
312      (a).....................................................................................2.05
         (b)....................................................................................13.03
         (c)....................................................................................13.03
313      (a).....................................................................................7.06
         (b)(1)..................................................................................N.A.
         (b)(2)..................................................................................7.06
         (c)..............................................................................7.06; 13.02
         (d).....................................................................................7.06
314      (a)........................................................................4.07; 4.08; 13.02
         (b).....................................................................................N.A.
         (c)(1).................................................................................13.04
         (c)(2).................................................................................13.04
         (c)(3)..................................................................................N.A.
         (d).....................................................................................N.A.
         (e)....................................................................................13.05
         (f).....................................................................................N.A.
315      (a)..................................................................................7.01(b)
         (b)..............................................................................7.05; 13.02
         (c)..................................................................................7.01(a)
         (d)..................................................................................7.01(c)
         (e).....................................................................................6.11
316      (a)(last sentence)......................................................................2.09


  TIA                                                                                       INDENTURE
SECTION                                                                                      SECTION
-------                                                                                      -------

         (a)(1)(A)...............................................................................6.05
         (a)(1)(B)...............................................................................6.04
         (a)(2)..................................................................................N.A.
         (b).....................................................................................6.07
         (c).....................................................................................9.05
317      (a)(1)..................................................................................6.08
         (a)(2)..................................................................................6.09
         (b).....................................................................................2.04
         318(a).................................................................................13.01
         (c)....................................................................................13.01
N.A. means not applicable

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1          Definitions....................................................................1
Section 1.2          Incorporation by Reference of TIA.............................................30
Section 1.3          Rules of Construction.........................................................30
Section 1.4          One Class of Securities.......................................................31

                                   ARTICLE II

                                    THE NOTES

Section 2.1          Form and Dating...............................................................31
Section 2.2          Execution and Authentication; Aggregate Principal Amount......................32
Section 2.3          Registrar and Paying Agent....................................................33
Section 2.4          Paying Agent To Hold Assets in Trust..........................................33
Section 2.5          Noteholder Lists..............................................................34
Section 2.6          Replacement Notes.............................................................34
Section 2.7          Outstanding Notes.............................................................35
Section 2.8          Treasury Notes................................................................35
Section 2.9          Temporary Notes...............................................................35
Section 2.10         Cancellation..................................................................36
Section 2.11         Defaulted Interest............................................................36
Section 2.12         CUSIP Number..................................................................37
Section 2.13         Deposit of Moneys.............................................................37
Section 2.14         Issuance of Additional Notes..................................................37

                                   ARTICLE III

                                   REDEMPTION

Section 3.1          Notices to Trustee............................................................38
Section 3.2          Selection of Notes To Be Redeemed.............................................38
Section 3.3          Notice of Redemption..........................................................39
Section 3.4          Effect of Notice of Redemption................................................40


                                                                                                 PAGE
                                                                                                 ----
Section 3.5          Deposit of Redemption Price...................................................41
Section 3.6          Notes Redeemed in Part........................................................41
Section 3.7          Optional Redemption...........................................................41

                                   ARTICLE IV

                                    COVENANTS

Section 4.1          Payment of Notes..............................................................42
Section 4.2          Maintenance of Office or Agency...............................................42
Section 4.3          Limited Liability Company and Corporate
                     Existence.....................................................................43

Section 4.4          Payment of Taxes and Other Claims.............................................43
Section 4.5          Maintenance of Properties and Insurance.......................................43
Section 4.6          Compliance Certificate; Notice of Default.....................................44
Section 4.7          Compliance with Laws..........................................................44
Section 4.8          SEC Reports...................................................................45
Section 4.9          Waiver of Stay, Extension or Usury Laws.......................................45
Section 4.10         Limitation on Restricted Payments.............................................45
Section 4.11         Limitation on Restrictions on Distributions from
                     Restricted Subsidiaries.......................................................47
Section 4.12         Limitation on Transactions with Affiliates....................................49
Section 4.13         Limitation on Indebtedness....................................................50
Section 4.14         Change of Control.............................................................52
Section 4.15         Limitation on Sales of Assets and Subsidiary Stock............................54
Section 4.16         Future Guarantors.............................................................56
Section 4.17         Limitation on Business Activities.............................................56

                                    ARTICLE V

                              SUCCESSOR CORPORATION

Section 5.1          Merger, Consolidation and Sale of Assets of the Issuers.......................56
Section 5.2          Successor Corporation Substituted for the Company.............................58
Section 5.3          Merger, Consolidation and Sale of Assets of Any
                     Guarantor.....................................................................58
Section 5.4          Successor Corporation Substituted for Guarantor...............................58


                                                                                                 PAGE
                                                                                                 ----
                                   ARTICLE VI

                              DEFAULT AND REMEDIES

Section 6.1          Events of Default.............................................................59
Section 6.2          Acceleration..................................................................61
Section 6.3          Other Remedies................................................................62
Section 6.4          Waiver of Past Defaults.......................................................62
Section 6.5          Control by Majority...........................................................62
Section 6.6          Limitation on Suits...........................................................63
Section 6.7          Rights of Holders To Receive Payment..........................................63
Section 6.8          Collection Suit by Trustee....................................................63
Section 6.9          Trustee May File Proofs of Claim..............................................64
Section 6.10         Priorities....................................................................64
Section 6.11         Undertaking for Costs.........................................................65

                                   ARTICLE VII

                                     TRUSTEE

Section 7.1          Duties of Trustee.............................................................65
Section 7.2          Rights of Trustee.............................................................66
Section 7.3          Individual Rights of Trustee..................................................68
Section 7.4          Trustee's Disclaimer..........................................................68
Section 7.5          Notice of Default.............................................................68
Section 7.6          Reports by Trustee to Holders.................................................68
Section 7.7          Compensation and Indemnity....................................................69
Section 7.8          Replacement of Trustee........................................................70
Section 7.9          Successor Trustee by Merger, Etc..............................................71
Section 7.10         Eligibility; Disqualification.................................................72
Section 7.11         Preferential Collection of Claims Against Company.............................72


                                                                                                 PAGE
                                                                                                 ----
                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1          Discharge of Liability on Notes; Defeasance...................................72
Section 8.2          Conditions to Defeasance......................................................74
Section 8.3          Application of Trust Money....................................................76
Section 8.4          Repayment to Issuers..........................................................76
Section 8.5          Indemnity for Government Obligations..........................................76
Section 8.6          Reinstatement.................................................................76

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1          Without Consent of Holders....................................................77
Section 9.2          With Consent of Holders.......................................................78
Section 9.3          Effect on Senior Indebtedness.................................................79
Section 9.4          Compliance with TIA...........................................................80
Section 9.5          Revocation and Effect of Consents.............................................80
Section 9.6          Notation on or Exchange of Notes..............................................81
Section 9.7          Trustee To Sign Amendments, Etc...............................................81
Section 9.8          Payment for Consent...........................................................81

                                   ARTICLE X

                                  SUBORDINATION

Section 10.1        Agreement to Subordinate.......................................................81
Section 10.2        Liquidation, Dissolution, Bankruptcy...........................................82
Section 10.3        Default on Senior Indebtedness.................................................82
Section 10.4        Acceleration of Payment of Notes...............................................83
Section 10.5        When Distribution Must be Paid Over............................................84
Section 10.6        Subrogation....................................................................84
Section 10.7        Relative Rights................................................................84
Section 10.8        Subrogation May Not Be Impaired By Issuers.....................................85
Section 10.9        Rights of Trustee and Paying Agent.............................................85


                                                                                                 PAGE
                                                                                                 ----

Section 10.10       Distribution of Notice to Representative.......................................85
Section 10.11       Article Ten Not To Prevent Events of Default or
                    Limit Right To Accelerate......................................................86
Section 10.12       Trust Moneys Not Subordinated..................................................86
Section 10.13       Trustee Entitled To Rely.......................................................86
Section 10.14       Trustee To Effectuate Subordination............................................87
Section 10.15       Trustee Not Fiduciary for Holdings of Senior
                    Indebtedness...................................................................87
Section 10.16       Reliance by Holders of Senior Indebtedness on
                    Subordination Provisions.......................................................87

                                   ARTICLE XI

                                   GUARANTEES

Section 11.1        Unconditional Guarantee........................................................87
Section 11.2        Subordination of Guarantee.....................................................89
Section 11.3        Severability...................................................................89
Section 11.4        Release of Guarantor from the Guarantee........................................89
Section 11.5        Limitation on Amount Guaranteed; Contribution by
                    Guarantors.....................................................................90
Section 11.6        Waiver of Subrogation..........................................................91
Section 11.7        Execution of Guarantee.........................................................92
Section 11.8        Waiver of Stay, Extension or Usury Laws........................................92

                                   ARTICLE XII

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

Section 12.1        Agreement To Subordinate.......................................................93
Section 12.2        Liquidation, Dissolution, Bankruptcy...........................................93
Section 12.3        Default on Senior Indebtedness.................................................94
Section 12.4        Acceleration of Payment of Notes...............................................95
Section 12.5        When Distribution Must Be Paid Over............................................95
Section 12.6        Subrogation....................................................................96
Section 12.7        Relative Rights................................................................96

                                                                                                 PAGE
                                                                                                 ----
Section 12.8         Subordination May Not Be Impaired by a Subsidiary
                     Guarantor.....................................................................96
Section 12.9         Rights of Trustee and Paying Agent............................................96
Section 12.10        Distribution or Notice to Representative......................................97
Section 12.11        Article Twelve Not to Prevent Events of Default or
                     Limit Right to Accelerate.....................................................97
Section 12.12        Trust Moneys Not Subordinated.................................................97
Section 12.13        Trustee Entitled To Rely......................................................98
Section 12.14        Trustee To Effectuate Subordination...........................................98
Section 12.15        Trustee Not Fiduciary for Holders of Senior
                     Indebtedness of Guarantors....................................................99
Section 12.16        Reliance by Holders of Senior Indebtedness of Guarantors on
                     Subordination Provisions......................................................99

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1         TIA Controls..................................................................99
Section 13.2         Notices......................................................................100
Section 13.3         Communications by Holders with Other Holders.................................101
Section 13.4         Certificate and Opinion as to Conditions Precedent...........................101
Section 13.5         Statements Required in Certificate or Opinion................................101
Section 13.6         Rules by Trustee, Paying Agent, Registrar....................................102
Section 13.7         Legal Holidays...............................................................102
Section 13.8         Governing Law................................................................102
Section 13.9         No Adverse Interpretation of Other Agreements................................103
Section 13.10        No Recourse Against Others...................................................103
Section 13.11        Successors...................................................................103
Section 13.12        Multiple Originals...........................................................103
Section 13.13        Severability.................................................................103
Section 13.14        Table of Contents; Cross Reference Table and Heading.........................104


SIGNATURES
APPENDICES

              INDENTURE, dated as of April 30, 1999, between CHEROKEE INTERNATIONAL, LLC, a California limited liability company (the "Company"), CHEROKEE INTERNATIONAL FINANCE, INC., a Delaware corporation ("Finance" and, together with the Company, the "Issuers") and FIRSTAR BANK OF MINNESOTA, N.A., a national assocation, as Trustee (the "Trustee").

              The Issuers have duly authorized the creation of an issue of $100,000,000 10 1/2% Series A Senior Subordinated Notes due 2009 in the form of Initial Notes (as defined below) and, if and when issued in connection with a registered exchange for such Initial Notes, 10 1/2% Series B Senior Subordinated Notes due 2009 in the form of Exchange Notes (as defined below) and, if and when issued in connection with a private exchange for such Initial Notes, 10 1/2% Senior Subordinated Private Exchange Notes due 2009 in the form of Private Exchange Notes (as defined below), and such Additional Notes (as defined below) in aggregate principal amount not to exceed $150,000,000 that the Issuers may from time to time choose to issue pursuant to this Indenture, and, to provide therefor, the Issuers have duly authorized the execution and delivery of this Indenture.

              Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

              SECTION 1.1 DEFINITIONS. "Additional Assets" means: (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) above or this clause (iii) is primarily engaged in a Related Business.

              "Additional Notes" means, subject to the Issuers' compliance with
Section 4.13, 10 1/2% Series A, Series B or any other series of Senior Subordinated Notes due 2009 issued from time to time after April 30, 1999 under the terms of this Indenture (other than issuances pursuant to Section 2.6, 2.9, 3.6, 4.14, 4.15 or 9.6 of this Indenture or Section 2.3 of the Appendix and other than Exchange Notes or

Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

              "Adjusted Maximum Amount" has the meaning provided in
Section 11.5(b).

              "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Affiliate Transaction" has the meaning provided in Section 4.12.

              "Agent" means any Registrar, Paying Agent or co-Registrar.

              "Aggregate Payments" has the meaning provided in Section 11.5.

              "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuers or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Issuers or any Restricted Subsidiary or
(iii) any other assets of the Issuers or any Restricted Subsidiary outside of the ordinary course of business of the Issuers or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (u) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (v) for purposes of Section 4.15 only, a disposition that constitutes a Restricted Payment permitted by Section 4.10 or a disposition specifically excepted from the definition of Restricted Payment),
(w) a transaction or series of related transactions for which the Issuers or its Restricted Subsidiaries receive aggregate consideration less than or equal to $1 million, (x) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuers as permitted under Section 5.1, (y) the disposition of Temporary Cash Investments or

(z) an exchange of assets by the Issuers or any Restricted Subsidiary for like or similar assets held by any Person; provided, that (i) the assets received by the Issuers or such Restricted Subsidiary in any such exchange in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute, be a part of, or be used in, a Related Business of the Issuers or such Restricted Subsidiary, (ii) the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable and (iii) any such exchange shall be deemed to be an Asset Disposition to the extent of any cash or cash equivalents received by the Issuers or any Restricted Subsidiary that exceed $1 million.

              "Authenticating Agent" has the meaning provided in Section 2.2.

              "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

              "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

              "Board of Directors" means (i) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner or any committee authorized to act therefor); (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, and (iii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

              "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "Business Day" means each day which is not a Legal Holiday.

              "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

              "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated), equity of such Person including any Preferred Stock, but excluding any debt securities convertible into such equity.

              "Change of Control" means the occurrence of any of the following events:

                           (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that for purposes of this paragraph (i) such person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of the Company; provided, however, that no Change of Control shall be deemed to have occurred under this paragraph (i) if the Permitted Holders either (a) beneficially own (as defined above), directly or indirectly, (x) in the aggregate more than 40% of the total voting power of the then outstanding Voting Stock of the Company and (y) a greater percentage of the total voting power of the then outstanding Voting Stock of the Company than any other person or (b) have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; after an initial Public Equity Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new members of the Board of Directors whose election by such Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of the majority of the members of the Board of Directors of the Company then still in office who were either members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved including new members of the Board of Directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of our assets, if such agreement was approved by a vote of such majority of members of the Board of Directors) cease for any reason to constitute a majority of the Board of Directors then in office;

                           (ii) the adoption by the holders of Capital Stock of either Issuer of any plan or proposal for the liquidation or dissolution of either Issuer (whether or not otherwise in compliance with the Indenture) except in connection with converting the Company into a corporation, by way of merger, consolidation or otherwise; or

                           (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than to a Restricted Subsidiary of the Company or to one or more Permitted Holders or any entity controlled by one or more Permitted Holders), in which, in the case of any such merger, consolidation or sale, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate Voting Stock of the Company are changed into or exchanged for cash, securities or property; provided, however, that no Change of Control shall be deemed to have occurred under this paragraph (iv) if pursuant to such transaction the securities of the Company are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, (a) at least 30% of the aggregate voting power of the Voting Stock of the surviving Person and (b) a greater percentage of the Voting Stock of the surviving Person than the percentage of such Voting Stock beneficially owned by any other person (as defined in paragraph (i) above).

              "Change of Control Purchase Date" has the meaning provided in
Section 4.14.

              "Change of Control Purchase Price" has the meaning specified in
Section 4.14.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Company" means the party named as such in this Indenture until a successor replaces it and thereafter means such successor.

              "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters for which financial information is available ending prior to the date of such determination to (y) the aggregate amount of Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if either Issuer or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (and, if such Indebtedness is revolving Indebtedness, the amount of Indebtedness deemed to be outstanding for such period shall be the average outstanding amount of such Indebtedness during such period) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period (including, without limitation, Indebtedness that has been repaid, repurchased, defeased or otherwise discharged in connection with an Asset Disposition) that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (other than Indebtedness Incurred for working capital purposes unless such Indebtedness has been permanently repaid and has not been replaced), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Issuers or any Restricted Subsidiary shall have made any Asset Disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Consolidated EBITDA
(if negative) directly attributable thereto for such period, (iii) if since the beginning of such period the Issuers or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted
Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of such period, and (iv) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuers or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Issuers or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the average rate in effect during the period had been the applicable rate for the entire period (taking into account any fixed rate established by an Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months, in which case such fixed rate shall be used).

              "Consolidated EBITDA" for any period means the sum of Consolidated Net Income plus the following to the extent deducted in calculating such Consolidated Net Income (i) Consolidated Interest Expense,
(ii) all income tax expense of the Company and its Restricted Subsidiaries,
(iii) depreciation expense of the Company and its Restricted Subsidiaries,
(iv) amortization expense of the Company and its Restricted Subsidiaries and
(v) all other non-cash items reducing such Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursement for any subsequent period) less all non-cash items increasing such Consolidated Net Income (such amount calculated pursuant to this clause (v) not to be less than zero), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income. For purposes of this definition, Cherokee International Finance, Inc. shall be deemed to be a Restricted Subsidiary of the Company.

              "Consolidated Interest Expense" means, for any period, the total interest expense of the Issuers and their consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Issuers or their Restricted Subsidiaries and attributable to such period, without duplication, (i) interest expense attributable to Capital Lease Obligations (which shall be deemed to accrue at an interest rate reasonably determined in good faith by the Issuers to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP), (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) dividends paid or payable in respect of any Disqualified Stock of the Company, (viii) cash dividends paid or payable by the Issuers and all dividends paid or payable by Restricted Subsidiaries, in each case in respect of all Preferred Stock of a Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary, and (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Issuers or any Restricted Subsidiary.

              "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income to the extent included in computing such net income (without duplication):

                           (i) any net income, if positive, of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); provided for purposes of this clause (i), Cherokee International Finance, Inc. will be deemed to be a Restricted Subsidiary of the Company;

                           (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

                           (iii) any net income, if positive, of any Restricted Subsidiary to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, prohibiting the payment of dividends, the repayment of intercompany debt and the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); provided, for purposes of this clause (iii), Cherokee International Finance, Inc. will be deemed to be a Restricted Subsidiary of the Company;

                           (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

                           (v) extraordinary gains or losses;

                           (vi) the amount of any Permitted Tax Distributions (to the extent such Permitted Tax Distributions are made); and

                           (vii) the cumulative effect of a change in accounting principles.

              "covenant defeasance option" has the meaning provided in

Section 8.1.

              "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

              "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

              "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

              "Default Notice" has the meaning provided in Section 10.2.

              "Depository" means The Depository Trust Company, its nominees and their respective successors.

              "Designated Senior Indebtedness" means (i) Indebtedness under or in respect of the New Credit Agreement and (ii) any other Senior Indebtedness of either Issuer which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Board of Directors of the applicable Issuer or in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

              "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable or must be repurchased, in either case, at the option of the holder thereof, in whole or in part in each case on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Sections 4.15 and 4.14 below.

              "Event of Default" has the meaning provided in Section 6.1.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exchange Notes" has the meaning provided in the Appendix.

              "Fair Share" has the meaning provided in Section 11.5.

              "Fair Share Shortfall" has the meaning provided in Section 11.5.

              "Finance" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

              "Fraudulent Transfer Laws" has the meaning provided in Section
11.5.

              "Funding Guarantor" has the meaning provided in Section 11.5.

              "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro-forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pro-nouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

              "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing in any manner any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "Guarantee Obligations" has the meaning provided in Section 12.1.

              "Guarantor Senior Indebtedness," with respect to any Guarantor, means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by the Guarantors in respect of, (x) all monetary obligations of every nature of the Guarantors under the New Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Rate Agreements (including guarantees thereof) and
(z) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred, except, in the case of clauses (y) and (z), for obligations or agreements that provide otherwise. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) any Indebtedness of a Guaran-tor to a Subsidiary of a Guarantor, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of a Guarantor or any Subsidiary of the Guarantor (including, without limitation, amounts owed for compensation),
(iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Stock, (v) any liability for Federal, state, local or other taxes owed or owing by the Guarantors, (vi) that portion of any Indebtedness incurred in violation of this Indenture provisions set forth under Section 4.13 below (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture), (vii) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Guarantors, and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Guarantors.

              "Guarantors" means each of the Issuers' Restricted Subsidiaries that in the future executes a Guarantee pursuant to and in accordance with
Section 4.16 and Articles Eleven and Twelve of this Indenture in which such Restricted Subsidiary unconditionally guarantees on a senior subordinated basis the Issuer's obligations under the Notes and this Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

              "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

              "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

              "Incur" means issue, assume, guarantee, incur or otherwise become liable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

              "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

                           (i) the principal of and premium (if any) in respect of

                                    (A) indebtedness of such Person for
         money borrowed and

                                    (B) indebtedness evidenced by notes,
         debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                           (ii) all Capital Lease Obligations of such
         Person;

                           (iii) all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than one year after taking title of such property), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement;

                           (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                           (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                           (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (but only to the extent of the amount actually guaranteed);

                           (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                           (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

              For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. Indebtedness shall not include (i) undrawn commitments under the New Credit Agreement or other revolving credit facilities and (ii) trade accounts payable arising in the ordinary course of business.

              "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

              "Initial Notes" has the meaning provided in the Appendix.

              "Initial Purchaser" has the meaning provided in the Appendix.

              "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

              "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

              "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under Section 4.10 below, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value as determined in good faith by the Board of Directors of the Company of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value as determined in good faith by the Board of Directors of the Company at the time of such transfer.

              "issue" means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term "issuance" has a corresponding meaning.

              "Issue Date" means the date on which the Notes are originally issued.

              "Issuers" means the parties named as such in this Indenture until a successor replaces one or more of such parties and thereafter means such successor and any remaining parties named as such in this Indenture.

              "legal defeasance option" has the meaning provided in Section 8.1.

              "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record shall not be affected.

              "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

              "Maturity Date" means May 1, 2009.

              "Members" means the members of the Company.

              "Moody's" means Moody's Investors Service, Inc.

              "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, brokerage commissions, underwriting discounts or commissions or sales commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel, accountants and investment bankers) related to such Asset Disposition or converting to cash any other proceeds received, and any relocation and severance expenses as a result thereof, and all Federal, state, provincial, foreign and local taxes required to be accrued or paid as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness or other obligations which is secured by any assets subject to such Asset Disposition or made in order to obtain a necessary consent to such Asset Disposition or to comply with applicable law, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts provided by the seller as a reserve, in accordance with

GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company. The amounts in clauses (i) through
(iv) above, to the extent estimates are necessary, shall be estimated reasonably and in good faith by the Issuers.

              "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

              "New Credit Agreement" means, collectively, the Term Loan Facility and the Revolving Credit Facility and any other bank credit agreement or similar facility entered into in the future by either Issuer or any Restricted Subsidiary and all documents, instruments and agreements ancillary thereto, including security agreements and financing statements, as any of the same, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase is permitted under the terms of this Indenture), substituted, refinanced, restructured or replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

              "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

              "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest (including, without limitation, interest after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding against the Issuers or any of their Subsidiaries, whether or not allowed in any such proceeding), penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

              "Offering Memorandum" means (i) with respect to the Initial Notes issued on April 30, 1999, the Offering Circular dated April 27, 1999, pursuant to which the $100. million of 10 1/2% Series A Senior Subordinated Notes due 2009 in the form of Initial Notes were offered, and any supplement thereto and
(ii) with respect to each issuance of Additional Notes, the offering circular, prospectus or other similar offering document pursuant to which such Additional Notes were or are to be offered, and any supplement thereto.

              "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

              "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either a Treasurer or Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.4 and 13.5, to the extent they relate to the making of an Officers' Certificate.

              "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee or counsel for either or both of the Issuers, and who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.4 and 13.5, to the extent they relate to the giving of an Opinion of Counsel.

              "Paying Agent" has the meaning provided in Section 2.3.

              "Payment Blockage Period" has the meanings provided in Sections 10.2 and 12.2.

              "Permitted Distributions for Pre-Closing Tax Liabilities" means distributions in accordance with the Cherokee Unit Purchase Agreement made by the Company to certain of its Members to cover such Member's income tax liability attributable to income of the Company for the period from January 1, 1999 through the Issue Date.

              "Permitted Holders" means Cherokee Investor Partners, LLC, GFI Energy Ventures LLC, OCM Principal Opportunities Fund, L.P., RIT Capital Partners plc and their respective Affiliates.

              "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to (x) employees made in the ordinary course of business of the Company or such Restricted Subsidiary or (y) to executive officers of the Company to purchase Capital Stock of the Company not to exceed in the aggregate $3 million at any time outstanding; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade debtors or customers of the Company or any Restricted Subsidiary or upon the foreclosure, perfection or enforcement of a Lien in favor of the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or such Restricted Subsidiary and
(viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for a disposition of Assets as permitted under
Section 4.15 below.

              "Permitted Tax Distributions," means, for any calendar year (or portion thereof), a pro rata cash distribution by the Company to the Members equal to (i) the amount of taxable income allocated to the Member of the Company (the "Reference Member") with the greatest share of the Company's taxable income (taking into consideration any prior losses of the Company allocated to such Member to the extent such losses have not been previously used to reduce such Member's allocable share of taxable income of the Company for purposes of determining a Permitted Tax Distribution) for such period multiplied by (ii) the applicable income tax rate (as defined below) and, thereafter, (iii) divided by the Reference Member's Percentage Interest (the "Tax Amount"), minus any aggregate amounts previously distributed to the Members under this definition for such period. Permitted Tax Distributions for estimated taxes of the Members may be made on or about the last day of March, May, August, and December of each year in an amount not to exceed twenty-five percent (25%) of the Tax Amount for the calendar year as estimated, from time to time, in writing by the Chief Financial Officer of the Company or other person serving in a similar capacity. Notwithstanding the foregoing, to the extent Permitted Tax Distributions for estimated taxes for any calendar year (or portion thereof) exceed the Tax Amount for such period (an "Excess Tax Distribution"), Permitted Tax Distributions (including Permitted Tax Distributions for estimated taxes) shall be reduced until the Excess Tax Distribution is recovered. For purposes of this definition, "applicable income tax rate" shall mean the highest marginal individual Federal income tax rate imposed on ordinary income plus the highest marginal individual California income tax rate; provided, however, that the highest marginal individual California income tax rate shall be appropriately reduced to reflect the deductibility of such taxes from Federal taxable income.

              "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

              "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

              "principal" of Note means the principal amount of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

              "Private Exchange Notes" has the meaning provided in the Appendix.

              "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company.

              "Public Equity Offering" means an underwritten primary or combined primary public offering of common stock of the Company (or a corporate successor thereof created in accordance with the provision of Section 5.1 below) pursuant to an effective registration statement under the Securities Act that results in gross proceeds of at least $25 million to the Company (or such corporate successor).

              "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of assets (including in the case of a Capital Lease Obligation, the lease) which is incurred concurrently with (or within 270 days following) such acquisition and is secured only by the assets so financed.

              "Record Date" means each Record Date specified in the Notes, whether or not a Legal Holiday.

              "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

              "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

              "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

              "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Issuers or any Restricted Subsidiary, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any pre-mium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that (x) Refinancing Indebtedness shall not include (1) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Issuers or (2) Indebtedness of the Issuers or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

              "Registrar" has the meaning provided in Section 2.3.

              "Registration Rights Agreement" has the meaning set forth in the Appendix.

              "Regulation S" means Regulation S under the Securities Act.

              "Related Business" means any business, in the good faith judgment of the Board of Directors of the Company, reasonably related, ancillary or complementary to the businesses of the Company on the Issue Date.

              "Representative" means any trustee or representative (if any) for an issue of Designated Senior Indebtedness.

              "Restricted Payment" with respect to any Person means

                           (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person), other than (w) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock),
         (x) Permitted Tax Distributions, (y) dividends or distributions payable to the Company or a Restricted Subsidiary, and (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation),

                           (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of an Issuer held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Issuers (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

                           (iii) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition or Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or

                           (iv) the making of any Investment in any Person (other than a Permitted Investment), including by designating any Subsidiary as an Unrestricted Subsidiary.

              "Restricted Subsidiary" means any Subsidiary of the Issuers that is not an Unrestricted Subsidiary.

              "Revolving Credit Facility" means the revolving credit portion of the New Credit Agreement with initial aggregate commitments of $25 million.

              "Rule 144A" means Rule 144A under the Securities Act.

              "SEC" means the Securities and Exchange Commission.

              "Secured Indebtedness" means any Indebtedness of the Company or a Guarantor secured by a Lien.

              "Securities Act" means, the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

              "Senior Indebtedness" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of either Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is out standing expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing by the Issuers in respect of, (x) all monetary obligations of every nature of either Issuer under the New Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Rate Agreements (including guarantees thereof) and
(z) all obligations under Currency Agreements (including guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred except, in the case of clauses (y) and (z), for obligations or agreements that provide otherwise. Notwithstanding the foregoing, "Senior Indebtedness" shall not include

                           (i) any Indebtedness of the Company to a Subsidiary of the Company,

                           (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation),

                           (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services,

                           (iv) Indebtedness represented by Disqualified
         Stock,

                           (v) any liability for federal, state, local or other taxes owed or owing by the Company,

                           (vi) that portion of any Indebtedness incurred in violation of the provisions set forth under Section 4.13 below (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certifi-cate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture),

                           (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, and

                           (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuers.

              "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of an Issuer or any Guarantor that specifically provides that such Indebtedness is to rank pari passu with the Notes or the Guarantees, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of an Issuer or the Guarantor, as the case may be, which is not Senior Indebtedness or Guarantor Senior Indebtedness.

              "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

              "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

              "Subordinated Obligation" means any Indebtedness of the Issuers or a Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes, or the Guarantees, respectively, pursuant to a written agreement to that effect.

              "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or similar persons), managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

              "Successor Company" shall have the meaning provided in Section
5.1.

              "S&P" means Standard & Poor's Ratings Service.

              "Temporary Cash Investments" means any of the following:

                           (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaran-teed by the United States of America or any agency thereof,

                           (ii) investments in time deposit accounts, certificates of deposit, and money market deposits maturing within one year of the date of acquisition thereof, issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

                           (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
         (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

                           (iv) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in exis-tence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P,

                           (v) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and having one of the three highest ratings obtainable by either S&P or Moody's, and

                           (vi) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

              "Term Loan Facility" means the term loan portion of the New Credit Agreement equal to $50 million.

              "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

              "Trust Officer" means any authorized officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an authorized officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

              "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

              "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Company's Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless at the time of designation such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section
4.10 below. The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) if such Unrestricted Subsidiary at such time has Indebtedness, the Issuers could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.13 below and (y) no Default shall have occurred and be continuing. Any such designation by the Company's Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

              "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

              "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

              "Voting Stock" of a Person means all classes of Capital Stock or other interests (including limited liability company or partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or similar persons), managers or trustees thereof and, in the case of the Company, includes Class A membership units.

              "Wholly Owned Subsidiary" means (1) Finance and (2) each Restricted Subsidiary, in each case all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

              SECTION 1.2 INCORPORATION BY REFERENCE OF TIA.

              Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Notes.

              "indenture security holder" means a Holder or a Noteholder.

              "indenture to be qualified" means this Indenture.

              "indenture trustee" or "institutional trustee" means the Trustee.

              "obligor" on the indenture securities means either Issuer or any other obligor on the Notes.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

              SECTION 1.3 RULES OF CONSTRUCTION.

              Unless the context otherwise requires:

                           (1) a term has the meaning assigned to it;

                           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

                           (3) "or" is not exclusive;

                           (4) words in the singular include the plural, and words in the plural include the singular;

                           (5) "herein," "hereof" and otherwords of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                           (6) reference to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

              SECTION 1.4 ONE CLASS OF SECURITIES.

              The Initial Notes, the Private Exchange Notes, if any, and the Exchange Notes shall vote and consent together on all matters as one class and none of the Initial Notes, the Private Exchange Notes, if any, or the Exchange Notes shall have the right to vote or consent as a separate class on any matter.

                                   ARTICLE II

                                    THE NOTES

              SECTION 2.1 FORM AND DATING.

                           (a) Provisions relating to the Initial Notes, the
Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"), which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the corresponding Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes, the Private Exchange Notes and the corresponding Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or depository rule or usage. The Issuers shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. (b) The terms and provisions contained in the Appendix and in the forms of the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              SECTION 2.2 EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT.

              Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for each of the Issuers by manual or facsimile signature. The seal of each of the Issuers shall also be reproduced on the Notes.

              If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

              On the Issue Date, the Trustee shall authenticate and deliver $100.0 million of 10 1/2% Series A Senior Subordinated Notes due 2009 in the form of Initial Notes. In addition, at any time, from time to time, the Trustee shall authenticate and deliver Notes upon a written notice of each of the Issuers, for original issuance in the aggregate principal amount specified in such order for original issue in the aggregate principal amount, provided that Exchange Notes and Private Exchange Notes shall be issuable only upon the valid surrender for cancellation of such Initial Notes of a like aggregate principal amount. Additional Notes shall be issued in an aggregate principal amount not to exceed $150.0 million and in accordance with Section 2.14. Any such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.15 after the Issue Date shall certify that such issuance will not be prohibited by Section 4.13.

              A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

              The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Issuers to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

              The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

              SECTION 2.3 REGISTRAR AND PAYING AGENT.

              The Issuers shall maintain or designate an office or agency in accordance with Section 4.2 (which shall be located in the Borough of Manhattan in the City of New York, State of New York and which may be the office of the Trustee) where Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar") and Notes may be presented or surrendered for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional Paying Agent. Either of the Issuers or any of their Affiliates may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.14 and 4.15, neither the Issuers nor any of their Subsidiaries or Affiliates shall act as Paying Agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder.

              The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such.

              The Issuers initially appoint the Trustee as Registrar and Paying Agent, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Issuers.

              SECTION 2.4 PAYING AGENT TO HOLD ASSETS IN TRUST.

              The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and to account for any assets disbursed. The Trustee may, and upon direction of a majority of the Holders shall, at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers or any other obligor on the Notes to the Paying Agent, the Paying Agent shall have no further liability for such assets.

              SECTION 2.5 NOTEHOLDER LISTS.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee and the Issuers shall otherwise comply with TIA Section 312(a).

              SECTION 2.6 REPLACEMENT NOTES.

              If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to the terms of the next succeeding sentence, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Trustee's reasonable requirements for replacement Notes are met. If required by the Trustee or the Issuers, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge such Holder for their out-of-pocket expenses in replacing a Note, including reason-able fees and expenses of counsel, and for any tax that may be imposed in replacing such Notes. Every replacement Note shall constitute an additional obligation of the Issuers and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

              SECTION 2.7 OUTSTANDING NOTES.

              Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.8, a Note does not cease to be outstanding because an Issuer or any one of its Affiliates holds the Note.

              If a Note is replaced pursuant to Section 2.6 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.6.

              Except as otherwise provided in Article 8 of this Indenture, if on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

              SECTION 2.8 TREASURY NOTES.

              In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by an Issuer or any one of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered.

              SECTION 2.9 TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall, upon receipt of a written order by the Issuers, authenticate temporary Notes.

The Issuers' order to authenticate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate upon receipt of a written order of the Issuers pursuant to Section 2.2 definitive Notes in exchange for, and upon surrender of, temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes authenticated and delivered hereunder.

              SECTION 2.10 CANCELLATION.

              The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.6, the Issuers may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.

              SECTION 2.11 DEFAULTED INTEREST.

              If the Issuers default in a payment of interest on the Notes (without regard to any grace period therefor), it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be no less than 10 days preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Issuers shall mail to each Holder, as of a recent date selected by the Issuers, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

              Alternatively, the Issuers may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

              SECTION 2.12 CUSIP NUMBER.

              The Issuers in issuing the Notes may use "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of such CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in a CUSIP number.

              SECTION 2.13 DEPOSIT OF MONEYS.

              Prior to 9:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

              SECTION 2.14 ISSUANCE OF ADDITIONAL NOTES.

              The Issuers shall be entitled to issue Additional Notes in aggregate principal amount not to exceed $150.0 million, under this Indenture which shall have identical terms as the Notes issued on April 30, 1999, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto and, terms of optional redemption, if any (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by Section 4.13; and provided, further, that no Additional Notes may be authenticated and delivered in an aggregate principal amount of less than $25.0 million. The Initial Notes issued on April 30, 1999, any Additional Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

              With respect to any Additional Notes, each of the Issuers shall set forth in a resolution of its respective Board of Directors and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                           (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                           (2) the issue price, the issue date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code; and

                           (3) whether such Additional Notes shall be transfer restricted securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Exchange Notes, each as set forth in the Appendix.

                                   ARTICLE III

                                   REDEMPTION

              SECTION 3.1 NOTICES TO TRUSTEE.

              If the Issuers elect to redeem Notes pursuant to Section 3.7 of this Indenture and Paragraph 6 of the Notes, they shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

              The Issuers shall give each notice provided for in this Section
3.1 at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

              SECTION 3.2 SELECTION OF NOTES TO BE REDEEMED.

              If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited.

              The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

              SECTION 3.3 NOTICE OF REDEMPTION.

At least 30 days but not more than 60 days before a Redemption Date, the Issuers shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Issuers' written request no less than 35 days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense.

              Each notice for redemption shall identify the Notes to be redeemed and shall state:

                           (1) the Redemption Date;

                           (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                           (3) the name and address of the Paying Agent;

                           (4) the subparagraph of the Notes and/or Section of this Indenture pursuant to which such redemption is being made;

                           (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                           (6) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

                           (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                           (8) if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption and, if the redemption is not made pro rata, the identification of the particular Notes (or portion thereof) to be re-deemed; and

                           (9) that no representation is made as to the correct-ness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

              SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION.


              Once notice of redemption is mailed in accordance with Section 3.3, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the

Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date payable thereon, if any, provided that if a Note is redeemed on or after a Record Date for an interest payment but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record at the close of business on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

              At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Issuers may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes.

              SECTION 3.5 DEPOSIT OF REDEMPTION PRICE.

              On or before 9:00 a.m. New York City time on the Redemption Date, the Issuers shall deposit with Trustee or Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date (other than Notes or portions of Notes called for redemption which have been delivered by the Issuers to the Trustee for cancellation). The Trustee or Paying Agent shall promptly return to the Issuers any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

              If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on the record date immediately proceeding such interest payment date.

              SECTION 3.6 NOTES REDEEMED IN PART.

              Upon surrender of a Note that is to be redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

              SECTION 3.7 OPTIONAL REDEMPTION.

              The Notes shall not be redeemable at the Issuers' option except as set forth in the optional redemption provisions set forth in Paragraph 6 of the Notes.

                                   ARTICLE IV

                                    COVENANTS

              SECTION 4.1 PAYMENT OF NOTES.

              The Issuers shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or any Affiliates of the Issuers) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

              Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

              SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY.

              The Issuers shall maintain in the Borough of Manhattan, the City of New York, an the office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

              The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations, provided that no such designation or recission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Issuers shall give prompt written notice to the Trustee of any such designation or recission and of any change in the location of any such other office or agency.

              The Issuers hereby designate the corporate trust office of the Trustee as one such office or agency of the Issuers in accordance with Section
2.3 hereof.

              SECTION 4.3 LIMITED LIABILITY COMPANY AND CORPORATE EXISTENCE.

              Except as otherwise permitted by Article Five, Section 4.14, each of the Issuers shall do or shall cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its limited liability company or corporate existence, as the case may be, and the corporate, limited liability company or partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the material rights (charter and statutory) and franchises of the Issuers and the Restricted Subsidiaries; provided, however, that the Issuers or any Restricted Subsidiary shall not be required to preserve any right or franchise, or the corporate, limited liability company, partnership or other existence of either Issuer or any Restricted Subsidiary, if the Board of Directors of the Company shall in its sole discretion determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

              SECTION 4.4 PAYMENT OF TAXES AND OTHER CLAIMS.

              The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon either of them or any of their Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of their or any of their Restricted Subsidiaries; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which reserves, to the extent required under and in accordance with GAAP, have been taken.

              SECTION 4.5 MAINTENANCE OF PROPERTIES AND INSURANCE.

                           (a) The Issuers shall, and shall cause each of
their Restricted Subsidiaries to, maintain their material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section 4.5 shall prevent any of the Issuers or any of their Restricted Subsidiaries from discontinuing the operation and maintenance of any of their properties, if such discontinuance is, in the reasonable good faith judgment of such Issuer or Restricted Subsidiary, as the case may be, desirable in the conduct of the business of such Issuer and its Restricted Subsidiaries, taken as a whole.

                           (b) The Issuers shall provide, or cause to be
provided, for themselves and each of their Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Issuers is adequate and appropriate for the conduct of the business of the Issuers and such Restricted Subsidiaries.

              SECTION 4.6 COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

                           (a) The Issuers shall deliver to the Trustees,
within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

              SECTION 4.7 COMPLIANCE WITH LAWS.

              The Issuers shall comply, and shall cause each of their Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Issuers and their Restricted Subsidiaries, taken as a whole.

              SECTION 4.8 SEC REPORTS.

              Whether or not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuers shall file with the SEC (unless the SEC will not accept such a filing, in which case the Issuers shall provide such documents to the Trustee) and provide within 15 days to the Trustee and Noteholders such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. limited liability company or corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, for so long as any Notes remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

              SECTION 4.9 WAIVER OF STAY, EXTENSION OR USURY LAWS.


              The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

              SECTION 4.10 LIMITATION ON RESTRICTED PAYMENTS.

                           (a) the Issuers shall not, and shall not permit
any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Issuers or such Restricted Subsidiary makes such Restricted Payment (i) a Default shall have occurred and be continuing (or would result therefrom); (ii) the Issuers are not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.13; or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (A) 50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) beginning on the first day of the fiscal quarter commencing immediately following the Issue Date and ending on the last day of the most recent full fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from capital contributions or the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date or any options, warrants or rights to purchase its Capital Stock (other than Disqualified Stock) together with the aggregate cash received by the Company at the time of the exercise of such options, warrants or rights (other than an issuance or sale to a Subsidiary of the Company); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible into or exchangeable or exercisable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and (D) an amount equal to the sum of (x) the net amount of any Investments made after the Issue Date constituting a Restricted Payment that is returned to either Issuer or any Restricted Subsidiary by way of dividend, distribution, repayment of loans or advances or otherwise and (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary (other than Unrestricted Subsidiaries referred to in clause (1) of the definition thereof, except to the extent of Investments made or deemed made in such Unrestricted Subsidiaries on or after the Issue Date) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed the aggregate amount of Investments previously made (and treated as a Restricted Payment) by either Issuer or any Restricted Subsidiary.

                           (b) The provisions of the foregoing paragraph
(a) shall not prohibit (i) any redemption, repurchase or other acquisition of any Capital Stock of the Company made out of the proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than (A) Disqualified Stock or, (B) Capital Stock issued or sold to a Subsidiary of the Company) or out of the proceeds of a substantially concurrent capital contribution to the Company; provided, however, that the Net Cash Proceeds from such sale of Capital Stock or capital contribution shall be excluded from clause
(iii)(B) of paragraph (a) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of an Issuer which is permitted to be Incurred pursuant to Section 4.13; (iii) dividends or distributions paid within 60 days after the date of declaration thereof if at such date of declaration such dividend or distributions would have complied with this covenant; (iv) the declaration or payment of Permitted Tax Distributions or Permitted
Distributions for Pre-Closing Tax Liabilities; (v) any repurchase or other acquisition of shares of, or options to purchase, Capital Stock of the Company from directors (or similar persons), officers or employees of the Company pursuant to the terms of an employee benefit plan or employment or other agreement approved by the Board of Directors; provided, however, that the aggregate amount of all such repurchases shall not exceed $1 million in any fiscal year and $5 million in the aggregate; (vi) Investments in Unrestricted Subsidiaries, or joint ventures in which the Company has at least a 25% economic ownership interest in an aggregate amount not to exceed $7.5 million at any one time outstanding; (vii) other Restricted Payments in an amount not to exceed $3 million at any time outstanding; and (viii) the $150 million distribution to be made to the Members of the Company on the Issue Date.

              In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (a)(iii) above, amounts expended pursuant to clauses (iii), (vi) and (vii) (but not pursuant to clause
(i), (ii), (iv), (v) or (viii)) of the immediately preceding paragraph shall be included in such calculation.

              SECTION 4.11 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

              The Issuers shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Issuers or a Restricted Subsidiary or pay any Indebtedness owed to the Issuers, (b) make any loans or advances to the Issuers or (c) transfer any of its property or assets to the Issuers, except (i) any encumbrance or restriction in respect of any Restricted Subsidiary (x) pursuant to an agreement in effect at or entered into on the Issue Date as in effect on the Issue Date (including the New Credit Agreement) or (y) no more restrictive on such Restricted Subsidiary than under clause (x); (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by an Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transaction pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by an Issuer and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this
Section 4.11 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.11 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;
(iv) any such encumbrance or restriction (A) consisting of customary non-assignment provisions in leases to the extent such provisions restrict the subletting, assignment or transfer of the lease or the property leased thereunder or in purchase money financings or (B) by virtue of any Indebtedness, transfer, option or right with respect to, or any Lien on, any property or assets of an Issuer or any Restricted Subsidiary not otherwise prohibited by the Indenture; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (vii) encumbrances or restrictions imposed by operation of any applicable law, rule, regulation or order; (viii) Capital Lease Obligations that are otherwise permitted hereunder; provided, however, that such encumbrance or restriction does not extend to any property other than that subject to the underlying lease; (ix) any encumbrance or restriction under or relating to an agreement relating to the acquisition of assets or property so long as such encumbrances and restriction relate solely to the assets so acquired (and any improvements thereon) and (x) restrictions imposed by the Notes or the Indenture or by the Company's other indebtedness ranking senior or pari passu with the Notes; provided, that such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes.

              SECTION 4.12 LIMITATION ON TRANSACTIONS WITH AFFILIATES.


                           (a) The Issuers shall not, and shall not permit
any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuers (an "Affiliate Transaction") unless the terms thereof: (i) are no less favorable to the Issuers or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) if such Affiliate Transaction involves an amount in excess of $2.5 million, have been approved by a majority of the members of the Company's Board of Directors having no material personal financial stake in such Affiliate Transaction; and (iii) if such Affiliate Transaction involves an amount in excess of $10 million, have been determined by a nationally recognized investment banking firm or nationally recognized independent appraisal firm qualified to perform such task, to be fair, from a financial standpoint, to the Company or such Restricted Subsidiary, as the case may be.

                           (b) The provisions of the foregoing paragraph
(a) shall not prohibit: (i) any Permitted Investment or Restricted Payment permitted to be made pursuant to Section 4.10 or any payment or transaction specifically excepted from the definition of Restricted Payment; (ii) transactions exclusively between or among an Issuer and one or more Restricted Subsidiaries or exclusively between or among Restricted Subsidiaries; (iii) customary directors' (or similar persons') fees, indemnification and similar arrangements (and payments pursuant thereto), employee salaries, bonuses or employment agreements, compensation or retirement or employee benefit arrangements and incentive arrangements with any officer, director (or similar person), employee or member of an Issuer or any Restricted Subsidiary entered into in the ordinary course of business; (iv) agreements (and transactions pursuant to agreements), in effect on the Issue Date, as such agreements are in effect on such date or as thereafter amended in a manner not materially adverse to holders of the Notes in the good faith judgment of the Company's Board of Directors; (v) issuances of Capital Stock (other then Disqualified Stock) of the Company; (vi) loans and advances to officers, directors (and similar persons) and employees of an Issuer or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; or
(vii) agreements (and transactions pursuant to agreements) making manufacturing capacity of other Persons available to the Company or making the Company's manufacturing capacity available to other Persons; provided, that, in the case of this clause (vii), the Company complies with the requirements of clauses
(a)(i) and (ii) above in connection with any such agreement.

              SECTION 4.13 LIMITATION ON INDEBTEDNESS.

                           (a) The Issuers shall not, and shall not permit
any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuers and their Restricted Subsidiaries may Incur Indebtedness, if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be at least 2.0 to 1 if the date of such Incurrence is on or before May 1, 2002 and 2.25 to 1 thereafter.

                           (b) Notwithstanding the foregoing paragraph
(a), the Issuers and any Restricted Subsidiary, as applicable, may Incur any or all of the following Indebtedness (i) Indebtedness of the Issuers or any Restricted Subsidiary Incurred pursuant to the New Credit Agreement; in an aggregate principal amount outstanding at any time of up to (x) with respect to the Term Loan Facility (or any replacement term loan facility, as the case may be), $50 million and (y) with respect to the Revolving Loan Facility (or any replacement revolving loan facility, as the case may be), the greater of (A) $25 million and (B) the sum of (I) 50% of the net book value of the inventory of the Company and its Restricted Subsidiaries and (II) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, in each case less the aggregate amount of Net Available Cash from any Asset Disposition applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.15; provided, however, that the maximum amount permitted to be outstanding under this clause (i) of this paragraph (b) shall not be deemed to limit additional Indebtedness under the New Credit Agreement to the extent such additional Indebtedness is permitted pursuant to the Consolidated Coverage Ratio or otherwise under this covenant;
(ii) Indebtedness owed to and held by either Issuer or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to an Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if either Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and this Indenture and the New Credit Agreement; (iii) the Notes and the Exchange Notes; (iv) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii) or (iii) of this Section 4.13); (v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by an Issuer (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by an Issuer); provided, however, that on the date of acquisition, and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to clause (a); (vi) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause
(iii), (iv) or (v) of this clause (b); (vii) Indebtedness of an Issuer or a Restricted Subsidiary in respect of bids, performance bonds, letters of credit and surety or appeal bonds and obligations entered into by an Issuer or any Restricted Subsidiary in the ordinary course of business; (viii) Indebtedness of an Issuer or any Restricted Subsidiary which constitutes Hedging Obligations consisting of either (A) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Issuers or a Restricted Subsidiary pursuant to the Indenture or (B) Currency Agreements for the purpose of limiting exchange rate risks in connection with a Related Business; (ix) Indebtedness of the Issuers or a Restricted Subsidiary which constitutes Capital Lease Obligations or Purchase Money Indebtedness, and Refinancing Indebtedness thereof, in an aggregate principal amount not exceeding $7.5 million at any one time outstanding; (x) Indebtedness incurred by the Company constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of customs duties, equipment leases, workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed or refinanced within 30 days following such drawing or Incurrence and (xi) Indebtedness of an Issuer or any Restricted Subsidiary in an aggregate principal amount which does not, together with all other outstanding Indebtedness incurred pursuant to this clause (xi), exceed $25 million at any one time outstanding.

                           (c) Notwithstanding the foregoing, neither the
Issuers nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the Guarantees, as applicable, to at least the same extent as such Subordinated Obligations.

                           (d) For purposes of determining compliance with
paragraph (b), (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuers, in their sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above. A guarantee of Indebtedness permitted by this Section 4.13 to be Incurred by the Issuers or a Restricted Subsidiary other-wise permitted to be Incurred pursuant to this
Section 4.13 is not considered a separate Incurrence for purposes of this
Section 4.13.

                           (e) Notwithstanding paragraphs (a) and (b)
above, neither the Guarantors nor the Issuers shall Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness or Senior Indebtedness, respectively, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) any Secured Indebtedness that is not Guarantor Senior Indebtedness or Senior Indebtedness, respectively, unless contemporaneously therewith effective provision is made to secure the Guarantees or the Notes, respectively, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

                           (c) Notwithstanding the foregoing, neither the
Issuers nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the Guarantees, as applicable, to at least the same extent as such Subordi nated Obligations.

                           (d) For purposes of determining compliance with para
graph (b), (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuers, in their sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebt edness may be divided and classified in more than one of the types of Indebtedness described above. A guarantee of Indebtedness permitted by this Section 4.13 to be Incurred by the Issuers or a Restricted Subsidiary other-wise permitted to be Incurred pursuant to this
Section 4.13 is not considered a separate Incurrence for purposes of this
Section 4.13.

                           (e) Notwithstanding paragraphs (a) and (b) above,
neither the Guarantors nor the Issuers shall Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness or Senior Indebtedness, respectively, unless such Indebtedness is Senior Subordi nated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) any Secured Indebtedness that is not Guarantor Senior Indebtedness or Senior Indebtedness, respectively, unless contemporaneously therewith effective provision is made to secure the Guarantees or the Notes, respec tively, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

                     SECTION 4.14 CHANGE OF CONTROL.

                           (a) Upon a Change of Control, each Holder shall have
the right to require that the Issuers repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.14(b).

                     Prior to the mailing of the notice referred to below, but in any event within 30 days following the date on which a Change of Control occurs, the Issuers covenant to (i) repay in full all Indebtedness under the New Credit Agreement (and terminate all commitments thereunder) or offer to repay in full all such Indebtedness (and terminate all such commitments) and to repay the Indebtedness owed to (and terminate the commitments of) each lender which has accepted such offer or (ii) obtain the requisite consents under the New Credit Agreement to permit the repur chase of the Notes as provided below. The Issuers will first comply with the cove nant in the preceding sentence before they will be required to repurchase Notes pursuant to the provisions described below; provided that the Issuers failure to comply with the covenant described in the preceding sentence shall constitute an Event of Default described under clause
(v) under Section 6.1 and not under clause (ii) thereof.

                           (b) Within 30 days following any Change of Control,
unless notice of redemption of the Notes has been given pursuant to the provisions of Section 3.7, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                           (i) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount (the "Change of Control Purchase Price") thereof plus accrued and unpaid interest, if any, thereon to the date of pur chase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

                           (ii) the circumstances and relevant facts regarding such Change of Control;

                           (iii) the purchase date (the "Change of Control Purchase Date") (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                           (iv) the instructions determined by the Issuers, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

                     The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                           (c) On or before the Change of Control Purchase Date,
the Issuers shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer (together with the appropriate form as provided for in Exhibit A or B), (ii) deposit with the Trustee or Paying Agent an amount in cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest, if any), of all Notes so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Issuers. The Trustee or Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Issuers to the Holders thereof.

                           (d) On the purchase date, all Notes purchased by the
Issuers under this Section 4.14 shall be delivered to the Trustee for cancellation, and the Issuers shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                           (e) At the time the Issuers deliver Notes to the
Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.14. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                           (f) The Issuers shall comply, to the extent
applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                     SECTION 4.15 LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

                           (a) The Issuers shall not, and shall not permit any
Re stricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Issuers or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Company's Board of Directors, of the shares and assets subject to such Asset Disposition; (ii) at least 75% of the consideration thereof received by the Issuers or such Restricted Subsid iary in connection with such Asset Disposition consists of cash, Temporary Cash Investments or other cash equivalents; and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuers (or such Restricted Subsidiary, as the case may be) (A) to either (x) prepay, repay, redeem or purchase (and permanently reduce the commitments under) Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Issuers or an Affiliate of the Issuers or Indebtedness, other than Senior Indebtedness, of the Company) or (y) to the extent an Issuer elects, to acquire Additional Assets, in each case within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or (B) to make an offer pursuant to paragraph (b) below to the Holders to purchase Notes pursuant to and subject to the conditions contained in this Indenture and to repurchase or redeem the Issuers' other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Issuers to repurchase or redeem such Indebtedness with the proceeds from such Asset Disposition, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding and (C) to the extent of the balance of such Net Available Cash after application in accordance with clause (A) or (B), to any other application or use not prohibited by this Indenture. Notwithstanding the foregoing provisions of this paragraph (a), the Issuers and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this paragraph exceeds $5 million (at which time, the entire unutilized Net Available Cash, and not just the amount in excess of $5 million, shall be applied pursuant to this paragraph).

                     For the purposes of this Section 4.15, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Issuers or any Restricted Subsidiary and the release of the Issuers or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Issuers or any Restricted Subsidiary from the transferee that are converted by the Issuers or such Restricted Subsidiary into cash within 90 days of closing this transaction.

                           (b) In the event of an Asset Disposition that
requires the purchase of the Notes pursuant to clause (a)(iii)(B) above, the Issuers will be required to purchase Notes tendered pursuant to an offer by the Issuers for the Notes at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest, if any, thereon in accordance with the procedures (including prorating in the event of over subscription) set forth in this Indenture.

                           (c) The Issuers shall comply, to the extent
applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

                     SECTION 4.16 FUTURE GUARANTORS.

                     The Issuers will not permit any Restricted Subsidiary that is not a Guarantor to Guarantee any other Indebtedness of the Company or any Guarantor unless such Restricted Subsidiary simultaneously executes a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary and executes a Guarantee (as provided for in Exhibit C) subject to and in accordance with Articles Eleven and Twelve of this Indenture satisfactory to the Trustee.

                     SECTION 4.17 LIMITATION ON BUSINESS ACTIVITIES.

                     The Issuers shall not, and shall not permit any Restricted Subsid iary to, engage in any business other than in businesses conducted by the Issuers and their Restricted Subsidiaries on the Issue Date and businesses which, in the good faith determination of the Company's Board of Directors, are reasonably related, ancillary or complementary thereto.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

                     SECTION 5.1 MERGER, CONSOLIDATION AND SALE OF ASSETS OF THE ISSUERS.

                     Neither of the Issuers shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless
(i) such Issuer shall be the surviving Person, or the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Issuer under the Notes, this Indenture and the Registration Rights Agreement; provided, that at any time such Issuer or its successor is a limited partnership, there shall be a co-issuer of the Notes that is a corporation;
(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction, the Succes sor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.13.

                     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Issuers' interest in which constitutes all or substantially all of the properties and assets of the Issuers shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuers.

                     Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, (ii) the Company may merge with or transfer all or substantially all of its assets to an Affiliate incorporated (or, in the case of a limited liability company, formed) for the purpose of reincorporating (or, in the case of a limited liability company, reforming) the Company to realize tax or other benefits and
(iii) the Company may merge into, or transfer its assets substantially as an entity to, a newly formed corporation that prior to such merger has no liabilities and conducts no business for the purpose of reorganizing the Company as or into a corporation; provided, in each case, the surviving entity will assume all the obligations of such Person under the Notes and this Indenture.

                     SECTION 5.2 SUCCESSOR CORPORATION SUBSTITUTED FOR THE COMPANY.

                     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of either of the Issuers in accordance with Section 5.1, in which the Company is not the continuing corporation, the Successor Com pany formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

                     SECTION 5.3 MERGER, CONSOLIDATION AND SALE OF ASSETS OF ANY GUARANTOR.

                     The Issuers will not permit any Guarantor to consolidate with or merge with or into, or convey, transfer, lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless (i) the resulting, surviving or transferee Person shall be a Person organized and existing under the laws of the jurisdiction under which the Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not the Guarantor) shall expressly assume, by a Guaranty Agreement, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Guarantor, if any, under its Guarantee; and (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transac tion as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing.

                     The provision of clauses (i) and (ii) of the immediately preceding paragraph shall not apply to any transactions that constitute an Asset Disposition if the Issuers complied with the applicable provisions of Section
4.15. The foregoing shall not prohibit any consolidation or merger of, or transfer of all or part of the property and assets of, any Restricted Subsidiary with or to the Company.

                     SECTION 5.4 SUCCESSOR CORPORATION SUBSTITUTED FOR
GUARANTOR.


                     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Guarantor in accordance with Section 5.3, in which such Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such surviving entity had been named as such, and the predeces sor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

                     SECTION 6.1 EVENTS OF DEFAULT.

                     An "Event of Default" occurs if:

                           (i) a default in the payment of interest on the Notes when due, continued for 30 days;

                           (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase (except as provided in Section 4.14), upon accel eration or otherwise;

                           (iii) the failure by either of the Issuers to comply with its obligations under Section 5.1 or any Guarantor to comply with its obligations under Sections 5.3 or 5.4;

                           (iv) the failure by either of the Issuers to comply for 30 days after notice with any of its obligations in Section 4.14 (other than a failure to purchase Notes) or under Sections 4.10, 4.11, 4.12, 4.13 or 4.15;

                           (v) the failure by either of the Issuers to comply for 60 days after notice with its other agreements contained in this Inden ture;

                           (vi) Indebtedness of either Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million;

                           (vii) the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the ap pointment of a Custodian of it or for substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;

                           (viii) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) order reorga nization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substan tially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event if Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

                           (ix) any judgment or decree for the payment of money (except to the extent that a solvent insurance carrier has



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         admitted in writing that such judgment or decree is covered by its applicable policy) in excess of $5 million is entered against either Issuer or any Significant Subsidiary, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice; or

                           (x) a Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or the Guarantee is found to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of release of the Guarantor in accor dance with the terms of the Indenture).

                     However, a default under clause (iv), (v), (vi) or (ix) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuers of the default and the Issuers do not cure such default within the time specified after receipt of such notice.

                     The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default under clause (vi) or (x) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (ix), its status and what action the Issuers are taking or propose to take with respect thereto.

                     SECTION 6.2 ACCELERATION.

                           (a) If an Event of Default (other than an Event of
Default specified in Section 6.1(vii) or (viii) with respect to either of the Issuers) occurs and is continuing, and has not been waived pursuant to Section 6.4, then the Trustee, by written notice to the Issuers, or the Holders of at least 25% in principal amount of outstanding Notes, by notice in writing to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. All such notices shall specify the respective Event of Default and that it is a "notice of acceleration". Upon any such declaration, such amount shall be immedi ately due and payable.

                           (b) If an Event of Default specified in Section
6.1(vii) or (viii) relating to either of the Issuers occurs and is continuing with respect to the either of the Issuers, the principal of and interest on all the Notes will ipso facto



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become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                           (c) The Holders of a majority in principal amount of
the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(vii) or (viii), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                     SECTION 6.3 OTHER REMEDIES.

                     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                     SECTION 6.4 WAIVER OF PAST DEFAULTS.

                     Subject to Sections 2.8, 6.7 and 9.2, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (i) and
(ii) of Section 6.1. When a Default or Event of Default is waived, it is cured and ceases to exist for every purpose of this Indenture.



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


                     SECTION 6.5 CONTROL BY MAJORITY.

                     Subject to Section 2.9, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.3. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee deter mines is unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

                     SECTION 6.6 LIMITATION ON SUITS.

                     Subject to Article Seven, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reason able security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

                     SECTION 6.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.



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                     SECTION 6.8 COLLECTION SUIT BY TRUSTEE.

                     If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section
4.1 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

                     SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

                     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under
Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                     SECTION 6.10 PRIORITIES.

                     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:



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


                     First:  to the Trustee for amounts due under Section 7.7;

                     Second: to holders of Senior Indebtedness of the Issuers to the extent required by Article X;

                     Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respec tively; and

                     Fourth: the balance, if any, to the Issuers or any other
                             obligor on the Notes.

                     The Trustee, upon prior notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

                     SECTION 6.11 UNDERTAKING FOR COSTS.

                     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                   ARTICLE VII

                                     TRUSTEE

                     SECTION 7.1 DUTIES OF TRUSTEE.

                           (a) If an Event of Default has occurred and is
continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                           (b) Except during the continuance of an Event of
Default:

                                    (1) The Trustee need perform only those
                     duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this In denture against the Trustee.

                                    (2) In the absence of bad faith on its part,
                     the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this In denture. However, the Trustee shall examine the certifi cates and opinions to determine whether or not they conform to the requirements of this Indenture.

                           (c) Notwithstanding anything to the contrary herein
contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                           (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5 hereof.

                           (d) No provision of this Indenture shall require the
Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

                           (e) Whether or not herein expressly provided, every
provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.



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


                           (f) The Trustee shall not be liable for interest on
any money or assets received by it except as the Trustee may agree in writing with the Issuers or any Guarantor. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

                           (g) Every provision of this Indenture relating to the
conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                     SECTION 7.2 RIGHTS OF TRUSTEE.

                     Subject to Section 7.1:

                           (a) The Trustee may rely and shall be fully protected
in acting or refraining from acting upon any resolution, certificate, statement, instru ment, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                           (b) Before the Trustee acts or refrains from acting,
it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                           (c) The Trustee may act through agents or attorneys
and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                           (d) The Trustee shall not be liable for any action
that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                           (e) The Trustee shall not be bound to make any
investiga tion into the facts or matters stated in any resolution, certificate, statement, instru ment, opinion, notice, request, direction, consent, order, bond, debenture, or other



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


paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuers, to examine the books, records, and premises of the Issuers, personally or by agent or attorney.

                           (f) The Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

                           (g) The Trustee shall not be required to give any
bond or surety in respect of the performance of its powers and duties hereunder.

                     SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE.

                     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with either of the Issuers, or any Guarantor, or their respective Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest within the meaning of Section 3.10(b) of the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                     SECTION 7.4 TRUSTEE'S DISCLAIMER.

                     The Offering Memorandum and the recitals contained herein and in the Notes shall be taken as statements of the Issuers and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, and it shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of either of the Issuers or any Guarantor in this Indenture, the Notes or any Guarantee other than the Trustee's certificate of authentication.

                     SECTION 7.5 NOTICE OF DEFAULT.



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


                     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, the Trustee may withhold notice if and so long as a commit tee of its Trust Officers determines that withholding notice is not opposed to the interest of the Holders.

                     SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS.

                     Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA section 313(a). The Trustee also shall comply with TIA section 313(b) and (c).

                     The Issuers shall promptly notify the Trustee if the Notes become listed on, or delisted from, any exchange and the Trustee shall comply with TIA section 313(d).

                     SECTION 7.7 COMPENSATION AND INDEMNITY.

                     The Issuers and any Guarantors shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and any Guarantors shall reimburse the Trustee upon request for all reason able fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants, experts and counsel, except such disbursements, advances and expenses as may be attributable to its negligence, bad faith or wilfull misconduct.

                     The Issuers and any Guarantors shall, jointly and severally, indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Issuers and any Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Trustee shall notify the Issuers and any Guarantors promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Issuers and such Guarantors shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee, such approval not to be unreasonably withheld. Alterna tively, the Trustee may at its option have separate counsel of its own choosing and the Issuers and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided that the Issuers and such Guarantors will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Issuers and such Guarantors, on the one hand, and the Trustee, on the other, in connection with such defense as reasonably determined by the Trustee. The Issuers and such Guarantors need not pay for any settlement made without their written consent. The Issuers and such Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                     To secure the Issuers' and the Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. Such lien shall survive the satisfaction and discharge of the Indenture.

                     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vii) or (viii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

                     SECTION 7.8 REPLACEMENT OF TRUSTEE.

                     The Trustee may resign at any time by so notifying the Issuers and the Guarantors in writing at least 30 days prior to the date of the proposed resigna tion. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuers and the Trustee and may appoint a successor Trustee. The Issuers may remove the Trustee if:



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


                                    (A) the Trustee fails to comply with
         Section 7.10;

                                    (B) the Trustee is adjudged bankrupt or
         insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                                    (C) a Custodian or other public officer
         takes charge of the Trustee or its property; or

                                    (D) the Trustee becomes incapable of acting.

                     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's accep tance of appointment as provided in this Section 7.8.

                     If the Trustee resigns or is removed as Trustee or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                     Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                     SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

                     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                     If at the time such successor or successors by merger, conversion, consolidation or transfer of assets to the Trustee shall succeed to the trust created by this Indenture any of the Notes shall have been authenticated but not delivered, any successor to the Trustee may adopt a certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenti cate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certifi cate of the Trustee shall have.

                     SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

                     This Indenture shall always have a Trustee who satisfies the requirements of TIA sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA section 310(a)(2). The Trustee shall comply with TIA section 310(b); provided, however, that there shall be excluded from the operation of TIA section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in TIA section 310(b)(1) are met. The provisions of TIA section 310 shall apply to the Issuers, as obligor of the Notes.

                     SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                     The Trustee shall comply with TIA section 311(a), excluding any creditor relationship listed in TIA section 311(b). A Trustee who has resigned or been removed shall be subject to TIA section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

                     SECTION 8.1 DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

                           (a) The Indenture will cease to be of further
effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when

                           (i) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or shall become due and payable within one year and the Issuers have irrevocably deposited or caused to be deposited with the Trustee an amount in U.S. dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit,

                           (ii) the Issuers have paid or caused to be paid all other sums payable under the Indenture by the Issuers; and

                           (iii) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel.

                           (b) Subject to Sections 8.1(c) and 8.2, the Issuers
and the Guarantors, if any, at any time may terminate (i) all their obligations under the Notes,



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


the Guarantees, if any, and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.4, 4.5, 4.8 and 4.10 through 4.17 and the operation of Section 6.1(iii), (iv), (v), (vi), (vii) and (viii) (with respect only to Significant Subsidiaries), (ix) and (x) and the limitations contained in Sections 5.1 and 5.3 ("covenant defeasance option"). The Issuers may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                     If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(iii),
(iv), (v), (vi), (vii) and (viii) (with respect only to Significant Subsidiaries), (ix) and (x), or because of the failure of the Issuers to comply with Sections 5.1 and 5.3. If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Guarantor, if any, shall be released from all its obligations under its Guarantee.

                     Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers and the Guarantors, if any, terminate.

                           (c) Notwithstanding clauses (a) and (b) above, the
obligations of the Issuers and the Guarantors, if any, in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7, 7.8, 8.5, 8.6 and the Appendix shall survive until the Notes have been paid in full. Thereafter, the obligations of the Issuers and the Guarantors, if any, in Sections 7.7, 8.5 and 8.6 shall survive.

                     SECTION 8.2 CONDITIONS TO DEFEASANCE.

                     The following shall be the conditions to the application of
Section 8.1 hereof to the outstanding Notes:

                           (1) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;



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                           (2) the Issuers deliver to the Trustee a
         certificate from a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all outstanding Notes to maturity or redemption, as the case may be;

                           (3) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                           (4) the Issuers delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defraud ing any other creditors of the Issuers and the deposit is not prohibited under any Designated Senior Indebtedness;

                           (5) neither the deposit nor the defeasance shall result in a default or event of default under any other material agreement to which the Issuers are a party or by which the Issuers are bound and neither the deposit nor the defeasance shall be prohibited by Article 10;

                           (6) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                           (7) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable



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         Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                           (8) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                           (9) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contem plated by this Article 8 have been complied with.

                     SECTION 8.3 APPLICATION OF TRUST MONEY.

                     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 10.

                     SECTION 8.4 REPAYMENT TO ISSUERS.

                     The Trustee and the Paying Agent shall promptly turn over to the Issuers (or the appropriate Guarantors), upon delivery of an Officers' Certificate stating that such payment does not violate the terms of this Indenture, any excess money or securities held by them at any time.

                     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers and the Guarantors, if any, upon this written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money



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must look to the Issuers and the Guarantors, if any, for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                     SECTION 8.5 INDEMNITY FOR GOVERNMENT OBLIGATIONS.

                     The Issuers and the Guarantors shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                     SECTION 8.6 REINSTATEMENT.

                     If the funds deposited with the Trustee to effect covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Issuers and the Guarantors, if any, under this Indenture will be revived and no such defeasance will be deemed to have occurred.

                     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and the Guarantors, if any, under this Indenture, the Notes and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuers or the Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuers or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                     SECTION 9.1 WITHOUT CONSENT OF HOLDERS.



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                     The Issuers and the Guarantors, if any, when authorized by a Board Resolution of each of them, and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any
Holder:

                           (i) to cure any ambiguity, omission, defect or inconsistency;

                           (ii)  to comply with Article Five;

                           (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are de scribed in Section 163(f)(2)(B) of the Code);

                           (iv) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                           (v) to add to the covenants of the Issuers for the benefit of the Holders or to surrender a right or power conferred upon the Issuers;

                           (vi) to add Guarantees with respect to the Notes;

                           (vii) to secure the Notes; or

                           (viii) to make any other change that does not ad versely affect in any material respect the rights of any Holders hereunder;

provided that the Issuers have delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this
Section 9.1.

                     After an amendment, supplement or waiver under this Section
9.1 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers



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to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

                     SECTION 9.2 WITH CONSENT OF HOLDERS.

                     Subject to Section 6.7, the Issuers, the Guarantors, if any, when authorized by a Board Resolution of each of them, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), may amend or supplement this Indenture or the Notes, without notice to any other Holders. The Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Issuers or the Guarantors, if any, with any provision of this Indenture or the Notes without notice to any other Holder. Notwithstanding the above, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4, shall, without the consent of each Holder of each Note affected thereby:

                           (i) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

                           (ii) reduce the rate of or extend the time for payment of interest on any Note;

                           (iii) reduce the principal of or extend the Stated Maturity of any Note;

                           (iv) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be re deemed in accordance with Article 3;

                           (v) make any Note payable in money other than that stated in the Note;

                           (vi) make any change in Section 6.4 or Section 6.7 or the third sentence of this Section;

                           (vii) amend, modify, change or waive any provision of this Section 9.2; or



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                           (viii) modify Articles Ten or Twelve or the
         definitions used in Articles Ten or Twelve to adversely affect the Holders of the Notes.

                     It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                     After an amendment, supplement or waiver under this Section
9.2 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

                     SECTION 9.3 EFFECT ON SENIOR INDEBTEDNESS.

                     No amendment of this Indenture shall adversely affect the rights of any holder of Senior Indebtedness of the Issuers or any Restricted Subsidiary under Article Ten or Twelve of this Indenture, without the consent of such holder (or its Representative).

                     SECTION 9.4 COMPLIANCE WITH TIA.

                     If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

                     SECTION 9.5 REVOCATION AND EFFECT OF CONSENTS.

                     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Issuers received before the date the amendment, supplement or waiver becomes effective.



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                     The Issuers may, but shall not be obligated to, fix a
record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5 above or (ii) such other date as the Issuers may designate. If a record date is fixed, then notwith standing the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

                     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses
(i) through (vii) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that, without the consent of a Holder, any such waiver shall not impair or affect the right of such Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

                     SECTION 9.6 NOTATION ON OR EXCHANGE OF NOTES.

                     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, the Guarantors, if any, shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Issuers. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

                     SECTION 9.7 TRUSTEE TO SIGN AMENDMENTS, ETC.

                     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects



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


the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

                     SECTION 9.8 PAYMENT FOR CONSENT.

                     In connection with any amendment, supplement or waiver under this Article 9, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

                                    ARTICLE X

                                  SUBORDINATION

                     SECTION 10.1 AGREEMENT TO SUBORDINATE.

                     The Issuers agree, and each Holder of the Notes by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment of all Senior Indebtedness of the Issuers and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuers and only Indebtedness which is Senior Indebtedness shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article Ten shall be subject to Section 10.12.

                     SECTION 10.2 LIQUIDATION, DISSOLUTION, BANKRUPTCY.

                     Upon any payment or distribution of the assets of the Issuers to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuers or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuers or their property:

                           (i) holders of Senior Indebtedness of the Issuers shall be entitled to receive payment in full of such Senior

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         Indebtedness of the Issuers before Holders shall be entitled to receive any payment of principal of or interest on the Notes; and

                           (ii) until such Senior Indebtedness of the Issuers is paid in full, any payment or distribution to which Holders would be entitled but for this Article Ten shall be made to holders of such Senior Indebtedness as their interests may appear.

                     SECTION 10.3 DEFAULT ON SENIOR INDEBTEDNESS.

                     The Issuers may not pay the principal of, premium (if any) or interest on the Notes or make any deposit pursuant to Section 8.1 and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any Designated Senior Indebtedness of the Issuers is not paid when due or (ii) any other default on Designated Senior Indebtedness of the Issuers occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Issuers may pay the Notes without regard to the foregoing if the Issuers and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Issuers pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or after the expiration of any applicable grace periods, the Issuers may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuers) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness of the Issuers specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is cured, waived or no longer continuing or (iii) because such Designated Senior Indebtedness has been discharged or paid in full). Notwithstand ing the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 10.3), unless the holders of such Designated Senior Indebtedness of the Issuers or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness of the

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Issuers, the Issuers may resume payments on the Notes after the end of such
Payment Blockage Period, including any missed payments. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Issuers during such period. No default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Issuers initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness of the Issuers, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived in writing for a period of not less than 90 consecutive days.

                     SECTION 10.4 ACCELERATION OF PAYMENT OF NOTES.


                     If payment of the Notes is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Issuers (or their Representatives) of the acceleration. The Trustee shall give notice of such acceleration, of which it has actual knowledge, to all holders of Designated Senior Indebtedness of the Issuers. Prior to the Trustee's giving such notice, the Issuers shall notify the Trustee of the name and address of any such holder of Designated Senior Indebtedness of the Issuers.

                     SECTION 10.5 WHEN DISTRIBUTION MUST BE PAID OVER.

                     If a distribution is made to Holders of the Notes that because of this Article Ten should not have been made to them, such Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Issuers and pay it over to them as their interests may appear and the Trustee shall not be liable to any holders of Senior Indebtedness of the Issuers with respect thereto. With respect to the holders of Senior Indebtedness of the Issuers, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Ten and no implied covenants or obligations with respect to holders of Senior Indebtedness of the Issuers shall be read into this Indenture against the Trustee.

                     SECTION 10.6 SUBROGATION.



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


                     After all Senior Indebtedness of the Issuers is paid in full and until the Notes are paid in full, Holders of the Notes shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article Ten to holders of such Senior Indebtedness of the Issuers which otherwise would have been made to Holders of the Notes is not, as between the Issuers and Holders of the Notes, a payment by the Issuers on such Senior Indebtedness of the Issuers.

                     SECTION 10.7 RELATIVE RIGHTS.

                     This Article Ten defines the relative rights of Holders of the Notes and holders of Senior Indebtedness of the Issuers. Nothing in this Indenture shall:

                           (i) impair, as between the Issuers and Holders of the Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

                           (ii) prevent the Trustee or any Holder of the Notes from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuers to receive distributions otherwise payable to Holders.

                     SECTION 10.8 SUBROGATION MAY NOT BE IMPAIRED BY ISSUERS.

                     No right of any holder of Senior Indebtedness of the Issuers to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or by their failure to comply with this Indenture.

                     SECTION 10.9 RIGHTS OF TRUSTEE AND PAYING AGENT.

                     Notwithstanding Section 10.3, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Ten. The Issuers, the Registrar or co-registrar, the Paying Agent, a



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Representative or a holder of Senior Indebtedness of the Issuers may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Issuers has a Representative, only the Representative may give the notice.

                     The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Issuers with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness of the Issuers which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article Seven shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                     SECTION 10.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Issuers, the distribution may be made and the notice given to their Representative (if any).

                     SECTION 10.11 ARTICLE TEN NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

                     The failure to make a payment pursuant to the Notes by reason of any provision in this Article Ten shall not be construed as preventing the occurrence of a Default. Nothing in this Article Ten shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

                     SECTION 10.12 TRUST MONEYS NOT SUBORDINATED.

                     Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuers or subject to the restrictions set forth in this Article Ten, and none of the Holders of the Notes shall be obligated to pay over any such amount to the Issuers or any holder of Senior Indebtedness of the Issuers or any other creditor of the Issuers.

                     SECTION 10.13 TRUSTEE ENTITLED TO RELY.



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


                     Upon any payment or distribution pursuant to this Article Ten, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuers to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amount of such Senior Indebtedness of the Issuers held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Ten, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Ten.

                     SECTION 10.14 TRUSTEE TO EFFECTUATE SUBORDINATION.

                     Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Issuers as provided in this Article Ten and appoints the Trustee as attorney-in-fact for any and all such purposes.

                     SECTION 10.15 TRUSTEE NOT FIDUCIARY FOR HOLDINGS OF SENIOR INDEBTEDNESS.

                     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuers and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Issuers or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuers shall be entitled by virtue of this Article Ten or otherwise.



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


                     SECTION 10.16 RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

                     Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuers whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE XI

                                   GUARANTEES

                     SECTION 11.1 UNCONDITIONAL GUARANTEE.

                     Each Guarantor, by execution of a Guarantee, will unconditionally jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Issuers to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

                     Each Guarantor, by execution of a Guarantee, will agree that, as between such Guarantor on the one hand, and the Holders and the Trustee on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and



                                       88
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payable) shall forthwith become due and payable by such Guarantor for the purposes of the Guarantee.

                     Each Guarantor, by execution of a Guarantee, will agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise consti tute a legal or equitable discharge or defense of a guarantor. Each Guarantor, by execution of a Guarantee, will waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Issuers, any Guarantor, or any Custodian acting in relation to the Issuers or any Guarantor, any amount paid by the Issuers or such Guarantor to the Trustee or such Noteholder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor, by execution of a Guarantee, will agree that, in the event of default in the payment of principal (or premium, if any) or interest on such Notes, whether at their Stated Maturity, by acceleration, upon redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Notes, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce the Guarantee without first proceeding against the Issuers. Each Guarantor, by execution of a Guarantee, will agree that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Guarantors will agree, by execution of a Guarantee, to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                     SECTION 11.2 SUBORDINATION OF GUARANTEE.

                     The obligations of each Guarantor to the Holders of the Notes and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate



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and subject in right of payment to the prior payment in full of all Senior
Indebtedness of such Guarantor, to the extent and in the manner provided in Article Twelve.

                     SECTION 11.3 SEVERABILITY.

                     In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                     SECTION 11.4 RELEASE OF GUARANTOR FROM THE GUARANTEE.

                     Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of its assets) to an entity which is not an Issuer or a Subsidiary or Affiliate of the Issuers and which sale or disposition is otherwise in compliance with the terms of this Indenture or pursuant to a foreclosure on the capital stock of such Guarantor in accordance with the New Credit Agreement, such Guarantor shall be deemed released from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder.

                     The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Issuers accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.4.

                     SECTION 11.5 LIMITATION ON AMOUNT GUARANTEED; CONTRIBUTION BY GUARANTORS.

                           (a) Anything contained in this Indenture or the
Guarantee to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under the Guarantee, such obligations of such Guarantor under the Guarantee shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under the Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collec tively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany Indebtedness to Issuers or other Affiliates

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of Issuers to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor under the Guarantee and (y) under any Guarantee of Subordinated Indebtedness which Guarantee contains a limitation as to maximum amount similar to that set forth in this subsection 11.5(a), pursuant to which the liability of such Guarantor under the Guarantee is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 11.5(b)).

                           (b) The Guarantors together may desire to allocate
among themselves in a fair and equitable manner, their obligations arising under the Guarantee. Accordingly, if any payment or distribution is made on any date by any Guarantor under the Guarantee (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor will be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Guarantee in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under the Guarantee, determined as of such date in accordance with subsection 11.5(a); provided that, solely for purposes of calculating the Adjusted Maximum Amount with respect to any Guarantor for purposes of this subsection 11.5(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obliga tions of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of the

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Guarantee (including, without limitation, in respect of this subsection 11.5(b)
minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 11.5(b)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 11.5(b) shall not be construed in any way to limit the liability of any Guarantor under this Indenture or under the Subsidiary Guarantee.

                     SECTION 11.6 WAIVER OF SUBROGATION.

                     Until payment in full is made of the Notes and all other obligations of the Issuers to the Holders or the Trustee hereunder and under the Notes, each Guarantor, by its execution of the Guarantee, will irrevocably waive any claim or other rights will acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor, by its execution of the Guarantee, will acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.6 is knowingly made in contemplation of such benefits.

                     SECTION 11.7 EXECUTION OF GUARANTEE.

                     To evidence its guarantee to the Noteholders set forth in this Article Eleven, each Guarantor will execute the Guarantee in substantially the form attached to this Indenture as Exhibit C, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee in accordance with Section



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4.16. Each Guarantor will agree that the Guarantee set forth in this Article
Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantee. The Guarantee shall be signed on behalf of each Guarantor by one Officer of such Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such officer before the Note on which the Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuers, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such Officer of such Guarantor.

                     SECTION 11.8 WAIVER OF STAY, EXTENSION OR USURY LAWS.

                     Each Guarantor, by its execution of a Guarantee, will covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor, by its execution of a Guarantee, will expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE XII

                     SUBORDINATION OF GUARANTEE OBLIGATIONS

                     SECTION 12.1 AGREEMENT TO SUBORDINATE.

                     Each Guarantor by execution of a Guarantee jointly and uncondi tionally will agree, and each Holder by accepting a Note will agree, that any payment of obligations by each Guarantor in respect of the Guarantee (its "Guarantee Obligations") is subordinated in right of payment, to the extent and in the manner provided

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


in this Article Twelve, to the prior payment of all Senior Indebtedness of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Guarantor's Senior Indebtedness. The Guarantee Obligations shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Guarantors and only Indebtedness which is Senior Indebtedness of such Guarantors shall rank senior to the Guarantee Obligations in accordance with the provisions set forth herein.

                     SECTION 12.2 LIQUIDATION, DISSOLUTION, BANKRUPTCY.

                     Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property:

                           (1) holders of such Guarantor's Senior Indebted ness shall be entitled to receive payment in full of such Senior Indebt edness before Holders shall be entitled to receive any payment with respect to the Guarantee; and

                           (2) until such Guarantor's Senior Indebtedness is paid in full, any payment with respect to the Guarantee to which Holders would be entitled but for this Article Twelve shall be made to holders of such Senior Indebtedness as their interests may appear.

                     SECTION 12.3 DEFAULT ON SENIOR INDEBTEDNESS.

                     A Guarantor may not make any payment with respect to its Guarantee Obligations or make any deposit pursuant to Section 8.1 (collectively, "pay the Guarantee") if (i) any of such Guarantor's or the Issuer's Designated Senior Indebtedness is not paid when due or (ii) any other default on such Guarantor's or the Issuer's Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been re scinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Guarantor may pay the Guarantee without regard to the foregoing if the Trustee receives written notice approving such payment from the Representa tive of such Designated Senior Indebtedness guaranteed by such Guarantor. During the continuance of any default (other than a default described in clause (i) or (ii) of



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the preceding sentence) with respect to any Guarantor's or Issuer's
Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or after the expiration of any applicable grace periods, the Guarantor may not pay the Guarantee for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Guarantor) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness of such Guarantor or the Issuers guaranteed by such Guarantor specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and such Guarantor from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing or
(iii) because such Designated Senior Indebtedness of such Guarantor and the related Designated Senior Indebtedness of the Issuers has been discharged or paid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.3), unless the holders of such Guarantor's or the Issuer's Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Guarantor's or the Issuer's Designated Senior Indebtedness, the Guarantor may resume payments on the Guarantee after termination of such Payment Blockage Period, including any missed payments. The Guarantee will not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to such Designated Senior Indebtedness during such period. No default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Guarantor's or the Issuers' Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Guarantor's or the Issuers' Designated Senior Indebted ness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                     SECTION 12.4 ACCELERATION OF PAYMENT OF NOTES.

                     If payment of a Guarantee is accelerated because of an Event of Default, such Guarantor or the Trustee shall promptly notify the holders of such Guarantor's or the Issuers' Designated Senior Indebtedness (or their Representatives) of the acceleration. The Trustee shall give notice of such acceleration, of which it



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has actual knowledge, to all holders of such Guarantor's or the Issuers'
Designated Senior Indebtedness. Prior to the Trustee's giving such notice, the Issuers shall notify the Trustee of the name and address of any such holder of such Designated Senior Indebtedness.

                     SECTION 12.5 WHEN DISTRIBUTION MUST BE PAID OVER.

                     If a distribution is made to holders that because of this Article Twelve should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of such Guarantor's Senior Indebtedness and pay it over to them as their interests may appear, and the Trustee shall not be liable to any holders of such Guarantor's Senior Indebtedness. With respect to the holders of such Guarantor's Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Twelve and no implied covenants or obligations with respect to holders of such Guarantor's Senior Indebtedness shall be read into this Indenture against the Trustee.

                     SECTION 12.6 SUBROGATION.

                     After a Guarantor's Senior Indebtedness is paid in full and until the Subsidiary Guarantees are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Guarantor's Senior Indebtedness. A distribution made under this Article Twelve to holders of such Guarantor's Senior Indebtedness which otherwise would have been made to Holders is not, as between such Guarantor and Holders, a payment by such Guarantor on such Senior Indebtedness.

                     SECTION 12.7 RELATIVE RIGHTS.

                     This Article Twelve defines the relative rights of Holders and holders of a Guarantor's Senior Indebtedness. Nothing in this Indenture shall:

                           (i) impair, as between such Guarantor and Holders, the obligation of such Guarantor, which is absolute and unconditional, to pay the Guarantee Obligations in accordance with their terms; or

                           (ii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of

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


         holders of a Guarantor's Senior Indebtedness to receive distributions otherwise payable to Holders.

                     SECTION 12.8 SUBORDINATION MAY NOT BE IMPAIRED BY A SUBSIDIARY GUARANTOR.

                     No right of any holder of a Guarantor's Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Guarantees shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

                     SECTION 12.9 RIGHTS OF TRUSTEE AND PAYING AGENT.

                     Notwithstanding Section 12.3, the Trustee or Paying Agent may continue to make payments in respect of a Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article Twelve. Such Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of such Guarantor's Senior Indebtedness may give the notice; provided, however, that, if an issue of a Guarantor's Senior Indebtedness has a Representative, only the Representative may give the notice.

                     The Trustee in its individual or any other capacity may hold a Guarantor's Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar, the Paying Agent and any agent of any Guarantor may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor's Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of such Guarantor's Senior Indebtedness; and nothing in Article Seven shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                     SECTION 12.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                     Whenever a distribution is to be made or a notice given to holders of a Guarantor's Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).



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


                     SECTION 12.11 ARTICLE TWELVE NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

                     The failure to make a payment relating to the Guarantee Obligations by reason of any provision in this Article Twelve shall not be construed as preventing the occurrence of a Default. Nothing in this Article Twelve shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

                     SECTION 12.12 TRUST MONEYS NOT SUBORDINATED.

                     Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Guarantor's Senior Indebtedness or subject to the restrictions set forth in this Article Twelve, and none of the Holders shall be obligated to pay over any such amount to such Guarantor or any holder of such Guarantor's Senior Indebtedness or any other creditor of such Guarantor.

                     SECTION 12.13 TRUSTEE ENTITLED TO RELY.

                     Upon any payment or distribution pursuant to this Article Twelve, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of each Guarantor's Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Guarantor Senior Indebtedness and other Indebted ness of any Guarantor's, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of a Guarantor's Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amount of such Guarantor's Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article



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


Twelve, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Twelve.

                     SECTION 12.14 TRUSTEE TO EFFECTUATE SUBORDINATION.

                     Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of any Guarantor's Senior Indebtedness as provided in this Article Twelve and appoints the Trustee as attorney-in-fact for any and all such purposes.

                     SECTION 12.15 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF GUARANTORS.

                     The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Guarantor's Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or any Guarantor or any other Person, money or assets to which any holders of such Guarantor's Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

                     SECTION 12.16 RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF GUARANTORS ON SUBORDINATION PROVISIONS.

                     Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor's Senior Indebtedness whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continu ing to hold, such Senior Indebtedness.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                     SECTION 13.1 TIA CONTROLS.



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


                     This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provisions that may be so excluded, such TIA provision shall be excluded from this Indenture.

                     The provision of TIA ss.ss. 310 through 317 that imposes duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are part of and govern this Indenture, whether or not physically contained therein.

                     SECTION 13.2 NOTICES.

                     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                     if to the Issuers or any Guarantor:
                           Cherokee International, LLC
                           2841 Dow Avenue
                           Tustin, CA  92780
                           Facsimile No.:
                           Telephone:  (714) 544-6665
                           Attn:  Chief Executive Officerwith a copy to:
                           Skadden, Arps, Slate, Meagher & Flom
                           300 South Grand Avenue, Suite 3400
                           Los Angeles, CA  90071-3144
                           Facsimile No.:  (213) 687-5600
                           Telephone:  (213) 687-5000
                           Attn:  Jeffrey H. Cohen

                     if to the Trustee:
                           Firstar Bank of Minnesota, N.A.
                           101 East Fifth Street
                           St. Paul, MN  55101
                           Facsimile No.:  (651) 229-2600



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                           Telephone No.:  (651) 229-6415
                           Attn:  Corporate Trust Department

                     Each of the Issuers, any Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers, any Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid.

                     Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                     SECTION 13.3 COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                     Holders may communicate pursuant to the TIA section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of the TIA section 312(c).

                     SECTION 13.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                     Upon any request or application by the Issuers or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Issuers or such Guarantor shall furnish to the Trustee:

                           (i) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuers, if any,



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         provided for in this Indenture relating to the proposed action have been complied with; and

                           (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with.

                     SECTION 13.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.6, shall include:

                           (i) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

                           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (iv) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

PROVIDED, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or a certificate of an appropriate public official.

                     SECTION 13.6 RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.



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                     The Trustee may make reasonable rules in accordance with
the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for their respective functions.

                     SECTION 13.7 LEGAL HOLIDAYS.

                     If a payment date is a Legal Holiday, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                     SECTION 13.8 GOVERNING LAW.

                     THIS INDENTURE AND THE NOTES (AND ANY GUARANTEES RELATING THERETO) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

                     SECTION 13.9 NO ADVERSE INTERPRETATION OF OTHER
AGREEMENTS.

                     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, any Guarantor or any of their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                     SECTION 13.10 NO RECOURSE AGAINST OTHERS.

                     No past, present or future member of the Board of Directors, officer, employee, equityholder or incorporator, as such, of the Issuers, any Guarantor or of the Trustee shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, any Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

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                     SECTION 13.11 SUCCESSORS.

                     All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                     SECTION 13.12 MULTIPLE ORIGINALS.

                     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                     SECTION 13.13 SEVERABILITY.

                     In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                     SECTION 13.14 TABLE OF CONTENTS; CROSS REFERENCE TABLE AND HEADING.

                     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms of provisions hereof.



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                                   SIGNATURES

                     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       Issuers:

                                       CHEROKEE INTERNATIONAL, LLC

                                       By:      /s/ GANPAT PATEL
                                                ------------------------------
                                                Name: Ganpat I. Patel
                                                Title: Chief Executive Officer

                                       CHEROKEE INTERNATIONAL FINANCE, INC.

                                       By:      /s/ GANPAT PATEL
                                                ------------------------------
                                                Name:  Ganpat I. Patel
                                                Title: Chief Executive Officer

                                       Trustee:

                                       FIRSTAR BANK OF MINNESOTA, N.A.,
                                         as Trustee

                                       By:      /s/ FRANK LESLIE
                                                ------------------------------
                                                Name:  Frank Leslie
                                                Title: Vice President



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



                         RULE 144A/REGULATION S APPENDIX
                    FOR OFFERINGS TO QUALIFIED INSTITUTIONAL
                       BUYERS PURSUANT TO RULE 144A AND TO
                           CERTAIN PERSONS IN OFFSHORE
                            TRANSACTIONS IN RELIANCE
                                 ON REGULATION S
                      PROVISIONS RELATING TO INITIAL NOTES,
                             PRIVATE EXCHANGE NOTES,
                               AND EXCHANGE NOTES

1.       Definitions.

         1.1      Certain Definitions.

                  For the purposes of this Appendix the following terms shall have the meanings indicated below, provided that all capitalized terms used but not defined shall have the meanings given such terms in the Indenture:

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns.

                  "Exchange Notes" means (i) the 10-1/2% Series B Senior Subordinated Notes due 2009 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (ii) Additional Notes, if any, issued in the form of 10-1/2% Series B or other series of Senior Subordinated Notes due 2009 pursuant to a registration statement filed with the SEC under the Securities Act.

                  "Initial Purchaser" means Credit Suisse First Boston Corporation.

                  "Initial Notes" means (i) $100,000,000 principal amount of 10-1/2% Series A Senior Subordinated Notes due 2009, issued on April 30, 1999 and (ii) Additional Notes, if any, issued in the form of 10-1/2% Series A or other series of Senior Subordinated Notes due 2009 in a transaction exempt from the registration requirements of the Securities Act.

                  "Private Exchange" means the offer by the Issuers, pursuant to a Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the



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


Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

                  "Private Exchange Notes" means the 10-1/2% Senior Subordinated Private Exchange Notes due 2009, if any, to be issued pursuant to this Indenture to the Initial Purchaser in a Private Exchange.

                  "Purchase Agreement" means (i) with respect to the Initial Notes issued on April 30, 1999, the Purchase Agreement dated April 27, 1999, among the Issuers and the Initial Purchaser and (ii) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuers, the Guarantors, if any, and the persons purchasing Additional Notes.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for such Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                  "Registration Rights Agreement" means (i) with respect to the Initial Notes issued on April 30, 1999, the Registration Rights Agreement dated April 30, 1999 among the Issuers and the initial purchaser named therein, and
(ii) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers, the guarantors thereunder, if any, and the Persons purchasing such Additional Notes under the related Purchase Agreement.

                  "Securities" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.



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


                  "Shelf Registration Statement" means the shelf registration statement issued by the Issuers, in connection with the offer and sale of Initial Notes, Exchange Notes or Private Exchange Notes, pursuant to a Registration Rights Agreement.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

         1.2      Other Definitions.

                  Term Defined in Section:

                  "Agent Members" 2.1(b)

                  "Global Security" 2.1(a)

                  "Regulation S" 2.1(a)

                  "Rule 144A" 2.1(a)

2.       The Securities.

         2.1      Form and Dating.

                  On the Issue Date, $100,000,000 of the Initial Notes are being offered and sold by the Issuers pursuant to the Purchase Agreement.

                  (a) Global Securities. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, and Additional Notes, if any, issued in the form of Exchange Notes, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and in the case of Initial Notes restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Notes or Additional Notes, as applicable, represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the



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


Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that
(a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c) Certificated Securities. Except as provided in this
Section 2.1 or Section 2.3 or 2.4 of this Appendix, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. The Trustee shall authenticate and deliver: (1) On the Issue Date, $100.0 million 10-1/2% Series A Senior Subordinated Notes due 2009, (2) any Additional Notes for original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.2 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue in a Registered Exchange Offer or a Private Exchange, respectively, in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Issuers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Securities are to be Initial Notes, Exchange Notes, Private Exchange Notes or Additional Notes.



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



         2.3      Transfer and Exchange.

                  (a)    Transfer and Exchange of Global Securities.

                         (i)The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                         (ii)Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 of this Appendix), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                         (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 of this Appendix or Section 2.9 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

                  (b)    Legend.



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


                         (i)Except as permitted by the following paragraphs
         (ii), (iii) and (iv), each Security certificate evidencing Initial Notes and Private Exchange Notes (and all Securities issued in exchange therefor or in substitution thereof, other than Exchange Notes) shall bear a legend in substantially the following form:

         "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD,
         PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
         (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                           (ii)Upon any sale or transfer of a Transfer
         Restricted Security (including any Transfer Restricted Security represented by a Global Security)



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


         pursuant to Rule 144 under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                         (iii) After a transfer of any Initial Notes or Private Exchange Notes pursuant to, and during the period of the effectiveness of, a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Notes or such Private Exchange Notes will cease to apply, but the requirements requiring such Initial Notes or such Private Exchange Notes issued to certain Holders be issued in global form will continue to apply, and Initial Notes or Private Exchange Notes in global form without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's Initial Notes or Private Exchange Notes or directions to transfer such Holder's interest in the Global Security, as applicable.

                         (iv)Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will continue to apply and Initial Notes in global form with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in global form without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                         (v)Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the restricted securities legend set forth in

         Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

                  (c) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (d) Obligations with Respect to Transfers and Exchanges of Securities.

                         (i)To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or any co-registrar's request.

                         (ii)No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.6, 4.14,
         4.15 and Section 9.6 of the Indenture).

                         (iii) The Registrar or any co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Security selected for redemption in whole or in part pursuant to Article III of the Indenture, except the unredeemed portion of any certificated Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an Interest Payment Date.

                         (iv) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                         (v) All Securities issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

                  (e) No Obligation of the Trustee.

                         (i)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                         (ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture and the Securities, and to



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


         examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4      Certificated Securities.

                  (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Issuers within 90 days of such notice, (ii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of certificated Securities under the Indenture or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Securities if there shall have occurred and be continuing a Default or Event of Default with respect to the Securities.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.



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


                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a) above, the Issuers will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.



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


                                                                       EXHIBIT 1

                            TO RULE 144A/REGULATION S

                                    APPENDIX

                           [Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE



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


MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH
(iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of
Exchange

Signature of
authorized
officer
of Trustee or
Securities
Custodian

Amount of
Decrease in
Principal
Amount of
this Global
Security

Amount of
Increase in
Principal
Amount of
this Global
Security
Principal
Amount of
this Global
Security
following
such decrease
or increase

EXHIBIT A
FORM OF INITIAL NOTE

CUSIP No.:

CHEROKEE INTERNATIONAL, LLC
CHEROKEE INTERNATIONAL FINANCE, INC.

10-1/2% SERIES A SENIOR SUBORDINATED NOTE DUE 2009

No.
$

CHEROKEE INTERNATIONAL, LLC, a California limited liability company (the "Company") and CHEROKEE INTERNATIONAL FINANCE, INC., a Delaware corporation ("Finance", and together with the Company, the "Issuers", which terms include any successor entity), jointly and severally for value received, promise to pay to Cede & Co. or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS, on May 1, 2009. Interest Payment Dates: May 1 and November 1 Record
Dates: April 15 and October 15 Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.

CHEROKEE INTERNATIONAL, LLC

[SEAL]
By:
Name:
Title:

By:
Name:
Title:

CHEROKEE INTERNATIONAL FINANCE,   INC.

[SEAL]
By:
Name:
Title:

By:
Name:
Title:

Dated:  [                 ], [     ]
Certificate of Authentication

This is one of the 10-1/2% Series A Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.

FIRSTAR BANK OF MINNESOTA, N.A.,
  as Trustee
Dated:  [         ], [     ]     By:
             Authorized Signatory

(REVERSE OF SECURITY)

10-1/2% SERIES A SENIOR SUBORDINATED NOTE DUE 2009
1. Interest. CHEROKEE INTERNATIONAL, LLC, a California limited liability company (the "Company") and CHEROKEE INTERNATIONAL FINANCE, INC., a Delaware corporation ("Finance", and together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note at a rate of 0.50% per annum, from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Note as of the date on which such interest is payable. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 30, 1999. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.
2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by its check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.
3. Paying Agent and Registrar. Initially, Firstar Bank of Minnesota, N.A., a national association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.
4. Indenture and Guarantee. The Issuers issued the Notes under an Indenture, dated as of April 30, 1999 (the "Indenture"), among the Issuers and the Trustee. This

Note is one of a duly authorized issue of Initial Notes of the Issuers designated as their 10-1/2% Series A Senior Subordinated Notes due 2009. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Initial Notes, any Additional Notes, and any Private Exchange Notes and Exchange Notes issued pursuant to the Indenture are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code " 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Issuers. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern. The Notes will be entitled to the benefits of certain Guarantees by future Guarantors made for the benefit of the Holders. References is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Trustee, the Holders and any Guarantors.
5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Issuers, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.
6. Redemption. (a) Optional Redemption. Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Issuers prior to May 1, 2004. Thereafter, the Notes will be redeemable, at the Issuers' option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period
Redemption
  Price

2004
105.250%

2005
103.500%

2006
101.750%

2007 and thereafter
100.000%

(b) Optional Redemption Upon Public Equity Offerings. In addition, at any time and from time to time prior to May 1, 2002, the Issuers may redeem in the aggregate up to 35% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 110.500% plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally outstanding (including the original principal amount of any Additional Notes) must remain outstanding after each such redemption.
In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuers shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.
7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000.Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.
8. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, in the event of certain Asset Dispositions (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.
9. Registration Rights. Pursuant to the terms, and subject to the provisions of the Registration Rights Agreement (as defined in the Indenture), the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Issuers' 10-1/2% Series B Senior Subordinated Notes due 2009 in the form of Exchange Notes, which shall have been registered under the Securities Act, or the Issuers' 10-1/2% Senior Subordinated Private Exchange Notes due 2009 (the "Private Exchange Notes"), in each case in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments if such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement. The Issuers shall notify the Trustee of the amount of any such payments.
10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the terms, and subject to the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 Business Days before any Interest Payment Date.

11. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

13. Discharge Prior to
Redemption or Maturity. If the Issuers at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).
14. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.
15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.
16. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.
17. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.
18. Trustee Dealings with Issuers. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.
19. No Recourse Against Others. No past, present or future equityholder, member of the Board of Directors, officer, employee or incorporator, as such, of either Issuer or the Guarantors, if any, shall have any liability for any obligation of the Issuers or the Guarantors, if any, under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.
21. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture (and the Subsidiary Guarantees relating thereto), without regard to principles of conflict of laws.
22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

24. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.
25. Holders' Compliance with Registration Rights Agreement. Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

The Issuers will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: CHEROKEE INTERNATIONAL, LLC, 2841 Dow Avenue, Tustin, CA 92780, Attn: Secretary.

ASSIGNMENT FORM
If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________, agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:_______________ Signed:___________________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:_______________________
(Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from date of original issuance, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1)__ to the Issuers or a subsidiary thereof; or

(2)__ pursuant to and in compliance with Rule 144A under the Securities Act; or
(3)__ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or
(4)__ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(5)__ pursuant to an effective registration statement under the Securities Act;
or
(6)__ pursuant to another available exemption from the registration requirements of the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (6) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuers has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this
Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Appendix to the Indenture shall have been satisfied. Date:_______________Signed:___________________________________
(Sign exactly as your name appears on the other side of this Security) Signature
Guarantee:
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:_______________ Signed:___________________________________
NOTICE: To be executed by
        an executive officer

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:
Section 4.14 [ ]
Section 4.15 [ ]
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$______________________
Dated:  _______________
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:__________________________
(Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).

EXHIBIT B
FORM OF EXCHANGE NOTE AND PRIVATE EXCHANGE NOTE
CUSIP No.:
CHEROKEE INTERNATIONAL, LLC
CHEROKEE INTERNATIONAL FINANCE, INC.
10-1/2% SERIES B SENIOR SUBORDINATED
[PRIVATE EXCHANGE] NOTE DUE 2009

No.
$

CHEROKEE INTERNATIONAL, LLC, a California limited liability company and CHEROKEE INTERNATIONAL FINANCE, INC., a Delaware corporation ("Finance" and, together with the Company, the "Issuers", which terms include any successor entity), jointly and severally for value received, promise to pay to Cede & Co. or to registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS, on May 1, 2009.
Interest Payment Dates: May 1 and November 1
Record Dates: April 15 and October 15
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officer.
[SEAL]            CHEROKEE INTERNATIONAL, LLC
By:
Name:
Title:
By:
Name:
Title:
[SEAL]            CHEROKEE INTERNATIONAL FINANCE, INC.
By:
Name:
Title:
By:
Name:
Title:
Dated:  [            ], [    ]
Certificate of Authentication
This is one of the 10-1/2% Series B Senior Subordinated Notes due 2009 referred to in the within-mentioned Indenture.
FIRSTAR BANK OF MINNESOTA, N.A., as Trustee
Dated:  [             ], [    ] By:______
                         Authorized Signatory

(REVERSE OF SECURITY)

10-1/2% SERIES B SENIOR SUBORDINATED NOTE DUE 2009
1. Interest. CHEROKEE INTERNATIONAL, LLC, a California limited liability company (the "Company") and CHEROKEE INTERNATIONAL FINANCE, INC., a Delaware corporation ("Finance", and together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from April 30, 1999. The Issuers will pay interest semi-annually in arrears on each Interest Payment Date, commencing November 1, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum and on overdue installments of interest (without regard to any applicable grace periods) at such higher rate to the extent lawful.
2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal and interest by its check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.
3. Paying Agent and Registrar. Initially, Firstar Bank of Minnesota, N.A., a national association (the "Trustee"), will act as Paying Agent. The Issuers may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.
4. Indenture and Guarantee. The Issuers issued the Notes under an Indenture, dated as of April 30, 1999 (the "Indenture"), among the Issuers and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Issuers designated as their 10-1/2% Series B Senior Subordinated Notes due 2009. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.14 of the Indenture, and any Additional Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code " 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Issuers. To the extent of any conflict between the terms of the Notes and the Indenture, the applicable terms of the Indenture shall govern. The Notes will be entitled to the benefits of certain Guarantees by future Guarantors made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Trustees, the Holders and any Guarantors.
5. Subordination. The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness of the Issuers, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.
6. Redemption.
(a) Optional Redemption. Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Issuers prior to May 1, 2004. Thereafter, the Notes will be redeemable, at the Issuers' option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 1 of the years set forth below:

Period
Redemption
  Price

2004
105.250%

2005

103.500%

2006
101.750%

2007 and thereafter
100.000%

(b) Optional Redemption Upon Public Equity Offerings. In addition, at any time and from time to time prior to May 1, 2002, the Issuers may redeem in the aggregate up to 35% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with the proceeds of one or more Public Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 110.500% plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the aggregate principal amount of the Notes originally outstanding (including the original principal amount of any Additional Notes) must remain outstanding after each such redemption.
In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Issuers shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.
7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. Notes in denominations larger than $1,000 may be redeemed in part but only in multiples of $1,000. Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuers default in the payment of such Redemption Price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued and unpaid interest, if any.
8. Offers to Purchase. Sections 4.14 and 4.15 of the Indenture provide that, in the event of certain Asset Dispositions (as defined in the Indenture) and upon the



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occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Issuers will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.
 9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange of Notes in accordance with the terms, and subject to the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of Notes to be redeemed in part, the portion of such Notes not to be redeemed) or any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or a notice of redemption or 15 Business Days before any Interest Payment Date.
10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.
11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers (subject to any applicable abandoned property law). After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.
12. Discharge Prior to Redemption or Maturity. If the Issuers at any time deposit with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuers will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).
13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes,



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or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.
14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuers and their Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.
15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.
16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.
17. Trustee Dealings with Issuers. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.
18. No Recourse Against Others. No past, present or future equityholder, member of the Board of Directors, officer, employee or incorporator, as such, of the Issuers or the Guarantors, if any, shall have any liability for any obligation of the Issuers or the Guarantors, if any, under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.



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19. Authentication. This Note shall not be valid until the Trustee or
Authenticating Agent manually signs the certificate of authentication on this Note.
20. Governing Law. The Laws of the State of New York shall govern this Note and the Indenture (and the Subsidiary Guarantees relating thereto), without regard to principles of conflict of laws.
21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.
23. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.
The Issuers will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: CHEROKEE INTERNATIONAL, LLC, 2841 Dow Avenue, Tustin, CA 92780, Attn: Secretary.



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ASSIGNMENT FORM
If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee) and irrevocably appoint _______________________________, agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:_______________ Signed:___________________________________
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:_______________________
(Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended). In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years from date of original issuance, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

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[Check One]

(1)__ to the Issuers or a subsidiary thereof; or
(2)__ pursuant to and in compliance with Rule 144A under the Securities Act; or
(3)__ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or
(4)__ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
(5)__ pursuant to an effective registration statement under the Securities Act;
or
(6)__ pursuant to another available exemption from the registration requirements of the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (6) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuers has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Appendix to the Indenture shall have been satisfied. Date:_______________Signed:___________________________________
(Sign exactly as your name appears on the other side of this Security)
Signature Guarantee:
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A. Date:_______________ Signed:___________________________________
NOTICE: To be executed by
        an executive officer



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[OPTION OF HOLDER TO ELECT PURCHASE]
If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:
Section 4.14 [ ]
Section 4.15 [ ]
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$______________________
Dated:  _______________
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Signature Guarantee:__________________________
(Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended).



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[EXHIBIT C]
[FORM OF GUARANTEE]

GUARANTEE
Each of the undersigned (the "Guarantors"), have jointly and severally unconditionally guaranteed on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Notes, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms set forth in Article Eleven of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, subject to any applicable grace period, by acceleration or otherwise. The obligations of each Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are senior subordinated obligations of each Guarantor, to the extent and in the manner provided, in Articles Eleven and Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made. No stockholder, officer, director, employee or incorporator, as such, past, present or future, of each Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.



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The Guarantee shall not be valid or obligatory for any purpose until this certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.
[GUARANTOR]
By:
Name:
Title:



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